Exhibit 1.1

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CALUMET FINANCE CORP.

$400,000,000

11.5% Senior Secured Notes due 2021

Purchase Agreement
April 15, 2016

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Barclays Capital Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Deutsche Bank Securities Inc.
As Representatives of the
several Initial Purchasers listed
in Schedule 1 hereto

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036

Ladies and Gentlemen:

Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”), and Calumet Finance Corp., a Delaware corporation (“Calumet Finance,” and together with the Partnership, the “Issuers”), propose to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $400,000,000 principal amount of its 11.5% Senior Secured Notes due 2021 (the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of April 20, 2016 (the “Indenture”) among the Issuers, the General Partner (as defined below), the guarantors listed in Schedule 2 hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), and will be guaranteed on a secured senior basis by each of the Guarantors (the “Guarantees”).
Calumet GP, LLC, a Delaware limited liability company (the “General Partner”), the Partnership, Calumet Finance and the Guarantors are hereinafter referred to collectively as the “Calumet Parties.” Calumet Montana Refining, LLC, a Delaware limited liability company (“Calumet Montana”), Royal Purple, LLC, a Delaware limited liability company (“Royal Purple”), Calumet San Antonio Refining, LLC, a Delaware limited liability company (“Calumet San Antonio”), Calumet North Dakota, LLC, a Delaware limited liability company (“Calumet North Dakota”), Calumet Superior, LLC, a Delaware limited liability company (“Calumet Superior”), Calumet Penreco, LLC, a Delaware limited liability company (“Calumet Penreco”), Calumet Missouri, LLC, a Delaware limited liability company (“Calumet Missouri”), Calumet Packaging, LLC, a Delaware limited liability company (“Calumet Packaging”), Calumet Shreveport Lubricants & Waxes, LLC, an Indiana limited liability company (“Shreveport Lubes”), Calumet Shreveport Fuels, LLC, an Indiana limited liability company (“Shreveport Fuels” and, together with Shreveport Lubes, the “Shreveport Subsidiaries”), Bel-Ray Company, LLC, a Delaware limited liability company (“Bel-Ray”), Kurlin Company, LLC, a Delaware limited liability company (“Kurlin”), Anchor Drilling Fluids USA, LLC, a Delaware limited liability company (“Anchor”), ADF Holdings, LLC, a Delaware limited liability company (“ADF”), and Anchor Oilfield Services, LLC, a Delaware limited liability company (“Anchor Oilfield”), are hereinafter referred to collectively as the “Operating LLCs.”
The Operating LLCs, Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet”), Calumet Sales Company Incorporated, a Delaware corporation (“Reseller”), and Weld Corporation, a New Jersey corporation (“Weld”), are hereinafter referred to collectively as the “Operating Subsidiaries.” Bel-Ray Company Pty Limited, an Australia proprietary company, Calumet Mexico, LLC, a Delaware limited liability company, Calumet Specialty Oils de Mexico, S. de R.L. de C.V., a Mexico limited liability corporation, and Calumet Africa Pty Ltd., a South Africa private company are hereinafter referred to collectively as the “International Subsidiaries.”
As described in the Time of Sale Information and the Offering Memorandum (each as defined herein), the Securities and the Guarantees will be secured on a first-priority basis by the liens on certain of the assets of the Calumet Parties, subject to Liens permitted by the Indenture (“Permitted Liens”) as of the Closing Date (as defined below), pursuant to:
(a)an Amended and Restated Collateral Trust Agreement (the “Collateral Trust Agreement”) that will be entered into as of the Closing Date among the Issuers and the Guarantors party thereto, Wilmington Trust, National Association, as collateral trustee for the holders of the Securities and the other Parity Lien Obligations (as defined under the caption “Description of Notes” in the Preliminary Offering Memorandum) (the “Collateral Trustee”), the Trustee and the other Parity Lien Representatives (as defined under the caption “Description of Notes” in the Preliminary Offering Memorandum) from time to time party thereto;

(b)a Second Amended and Restated Security and Pledge Agreement (the “Security Agreement”) that will be entered into as of the Closing Date among the Issuers and the Guarantors party thereto, and the Collateral Trustee, for the benefit of the Trustee and the other Parity Lien Representatives;

(c)mortgages, deeds of trust, deeds to secure indebtedness or other similar documents (collectively, the “Mortgages”) encumbering interests of the Issuers and the Guarantors in certain real property owned by or acquired by any of the Issuers or the Guarantors on or after the Closing Date that is of a type which is required to constitute Collateral (as defined under the caption “Description of Notes” in the Preliminary Offering Memorandum) pursuant to the terms of the Indenture, the Collateral Trust Agreement, the Security Agreement or the other Security Documents (each such property, a “Mortgaged Property” and, collectively, the “Mortgaged Properties”), to be delivered by the Issuers and the Guarantors (x) on the Closing Date, with respect to Closing Date Mortgaged Properties (as defined under the caption “Description of Notes” in the Preliminary Offering Memorandum) and (y) within 60 days following the Closing Date, with respect to all other Mortgaged Properties owned by an Issuer or a Guarantor as of the Closing Date, in substantially the form contemplated by the Indenture; and

(d)the other Security Documents (as defined under the caption “Description of Notes” in the Time of Sale Information).

The documents and instruments in clauses (a) through (d) above are herein collectively referred to as the “Collateral Documents.”
In connection with the issuance of the Securities, the Issuers and the Guarantors will enter into an amendment (the “Amendment”) to the Credit Agreement (as defined below and, as further amended by the Amendment, the “Amended Credit Agreement”), by and among the Issuers, the Guarantors, Bank of America, N.A., as administrative agent (in such capacity, the “Credit Agreement Agent”), and the lenders and other parties thereto from time to time. In addition, concurrently with the issuance of the Securities on the Closing Date, the Issuers, the Guarantors, the Collateral Trustee, the Credit Agreement Agent and the other parties from time to time party thereto, will enter into an Amended and Restated Intercreditor Agreement (the “Intercreditor Agreement”).
The Securities will be sold to the Initial Purchasers in a transaction not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Calumet Parties have prepared a preliminary offering memorandum dated April 6, 2016 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Calumet Parties, the Securities and the Guarantees. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Calumet Parties to the Initial Purchasers pursuant to the terms of this Agreement. Each of the Calumet Parties hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include all of the Incorporated Documents (as defined below).
The “Time of Sale” means 5:15 p.m. New York City Time, on the date hereof. The “Time of Sale Information” means the Preliminary Offering Memorandum together with the written communications listed on Annex A hereto.
Each of the Calumet Parties hereby jointly and severally confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:
1.Purchase and Resale of the Securities.

(a)The Issuers agree to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 96.273% of the principal amount thereof plus accrued interest, if any, from April 20, 2016 to the Closing Date. The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)The Issuers understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)it is a qualified institutional buyer (a “QIB”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii)it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)in accordance with the restrictions set forth in Annex C hereto.
(c)Each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6, counsel for the Issuers and counsel for the Initial Purchasers may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in Section 1(b) (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)The Calumet Parties acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)The Calumet Parties acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Calumet Parties with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Calumet Parties or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising the Calumet Parties or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Calumet Parties shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Initial Purchaser shall have any responsibility or liability to the Calumet Parties with respect thereto. Any review by the Representatives or any Initial Purchaser of the Calumet Parties and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser, as the case may be, and shall not be on behalf of the Calumet Parties or any other person.

2.Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760 at 9:00 A.M., New York City time, on April 20, 2016, or at such other time or place (including by electronic transmission) on the same or such other date, not later than the seventh business day thereafter, as the Representatives and the Issuers may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(a)Payment for the Securities shall be made by the Initial Purchasers by wire transfer in immediately available funds by the Representatives, to an account specified by the Partnership prior to the Closing Date, against delivery by the Issuers to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.Representations, Warranties and Agreements of the Calumet Parties. The Calumet Parties, jointly and severally, represent and warrant to, and agree with, each of the Initial Purchasers that:

(a)Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, as of the Time of Sale, did not, and as of the Closing Date will not, and the Offering Memorandum, as of its date and in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Calumet Parties make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Calumet Parties in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum, which information is specified in the last sentence of Section 7(b).

(b)Additional Written Communications. The Calumet Parties (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Calumet Parties or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c). Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Calumet Parties make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Calumet Parties in writing by such Initial Purchaser through the Representatives expressly for use in any Issuer Written Communication, which information is specified in the last sentence of Section 7(b).

(c)Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum (the “Incorporated Documents”), when filed with the Securities and Exchange Commission (the “Commission”), conformed or will conform, as the case may be, in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and none of such Incorporated Documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)Formation and Qualification. Each of the Calumet Parties has been duly incorporated or formed and is validly existing in good standing as a corporation, limited liability company or limited partnership under the laws of its respective jurisdiction of incorporation, formation or limited partnership, with all necessary corporate, limited liability company or limited partnership power and authority, as the case may be, to enter into this Agreement, to own or lease its properties and to conduct its business and, in the case of the General Partner and the OLP GP (as defined below), to act as the general partner of the Partnership and Calumet, respectively, in each case in all material respects as described in the Time of Sale Information and the Offering Memorandum.

(e)Foreign Qualifications of the Calumet Parties. Each of the Calumet Parties is duly registered or qualified as a foreign limited partnership, limited liability company or corporation, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Calumet Parties and the International Subsidiaries taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(f)Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership and owns of record a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”); and the General Partner owns of record such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Time of Sale Information and the Offering Memorandum or otherwise contained in the Partnership Agreement), security interests, charges or claims (collectively, “Liens”).

(g)Partnership Interests Outstanding. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 75,884,400 common units representing limited partner interests in the Partnership (“Common Units”) and the Incentive Distribution Rights (as defined in the Partnership Agreement); and all of such Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns all of the Incentive Distribution Rights, free and clear of all Liens.

(h)Ownership of the Operating Company, the OLP GP and the Operating Subsidiaries. The Partnership owns, directly or indirectly, 100% of the capital stock, membership interests or partnership interests, as applicable, in each of Calumet Operating, LLC, a Delaware limited liability company (the “Operating Company”), Calumet LP GP, LLC, a Delaware limited liability company (the “OLP GP”), and the Operating Subsidiaries; such capital stock, membership interests or partnership interests, as applicable, have been duly authorized and validly issued in accordance with the certificate or articles of incorporation and bylaws, limited liability company agreement or partnership agreement, as applicable, of such entity (as the same may be amended or restated at or prior to the Closing Date) and are fully paid (to the extent required under such applicable organizational documents, as the same may be amended or restated at or prior to the Closing Date) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (ii) in the case of an interest in a Indiana limited partnership, as such nonassessability may be affected by Indiana Code (“IC”) 23-16-6-2 and IC 23-16-7-8 of the Indiana Uniform Limited Partnership Act (the “Indiana LP Act”), (iii) in the case of an interest in an Indiana limited liability company, as such nonassessability may be affected by IC 23-18-5-1(c) and IC 23-18-5-7 of the Indiana Business Flexibility Act (the “Indiana LLC Act”), and (iv) in the case of a general partner interest in Calumet); and the Partnership owns, directly or indirectly, such capital stock, membership interests or partnership interests, as applicable, free and clear of all liens, encumbrances (except restrictions on transferability as described in the Time of Sale Information and the Offering Memorandum or otherwise contained in such applicable organizational documents, as the same may be amended or restated at or prior to the Closing Date), security interests, charges or claims, other than those arising under (a) the Partnership’s Second Amended and Restated Credit Agreement, dated as of July 14, 2014 as amended on December 4, 2015 (as the same may be amended or restated at or prior to the Closing Date, the “Credit Agreement”), (b) the Amended and Restated ISDA Master Agreement, dated as of January 3, 2008, between Calumet and J. Aron & Company, and (ii) the related (A) Amended and Restated Schedule dated as of April 21, 2011, (B) Lien Annex, dated as of April 21, 2011 and amended by that certain Amendment No. 1 to Lien Annex, effective as of April 21, 2011, that certain amendment dated as of September 30, 2011 and that certain Amendment No. 2 to Lien Annex, dated as of January 1, 2013 and (C) Amended and Restated Credit Support Annex dated as of July 1, 2013, (c) the ISDA Master Agreement, dated as of December 21, 2000, between Calumet and Koch Supply and Trading, LP, as amended on April 18, 2006, September 3, 2009, April 21, 2011, May 13, 2011 and September 21, 2011 and April 9, 2013 and the related Schedule and Credit Support Annex thereto, (d) the ISDA Master Agreement, dated as of May 10, 2013, between Calumet and Merrill Lynch Commodities, Inc. and the related Schedule and Credit Support Annex thereto, (e) the ISDA Master Agreement, dated as of April 24, 2006, between Calumet and Bank of America, N.A., as amended on February 26, 2014 and the related Schedule thereto, (f) the ISDA Master Agreement, dated as of October 3, 2011, between Calumet and Barclays Bank PLC and the related Schedule thereto, (g) the ISDA Master Agreement, dated as of June 1, 2012, between Calumet and Macquarie Bank Limited and the related Schedule and Credit Support Annex thereto, (h) the ISDA Master Agreement, dated as of November 9, 2012, between Calumet Superior and BP Energy Company and the related Schedule and Credit Support Annex thereto, (i) the ISDA Master Agreement, dated May 31, 2012, between Calumet and JP Morgan Ventures Energy Corporation, as amended on July 29, 2013 and the related Schedule and Credit Support Annex thereto, (j) the ISDA Master Agreement, dated August 16, 2013, between Calumet and Natixis and the related Schedule and Credit Support Annex thereto, (k) the Amended and Restated Crude Oil Purchase Agreement effective as of April 1, 2012, between BP Products North America Inc. and Calumet Superior and (l) the Collateral Trust Agreement, dated as of April 21, 2011 by and among Calumet, certain of Calumet’s affiliates party thereto from time to time, as guarantors, the counterparties party thereto from time to time and Bank of America, N.A., as administrative agent, as amended on April 21, 2011, September 30, 2011 and January 1, 2013 (such agreements referenced in clauses (b)-(l), as may be amended or restated at or prior to each Time of Delivery, the “ISDA Agreements”).

(i)No Other Subsidiaries. The Partnership does not have any subsidiaries other than as set forth on Annex D hereto that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Securities Act.

(j)Power and Authority. Each of the Calumet Parties has all necessary corporate, limited liability company or limited partnership power and authority, as the case may be, to execute and deliver this Agreement, the Securities, the Collateral Documents, the Intercreditor Agreement and the Indenture (including each Guarantee set forth therein)

(collectively, the “Transaction Documents”), to which it is a party and to perform its respective obligations hereunder and thereunder, including the issuance and sale of the Securities by the Issuers.

(k)Indenture. The Indenture has been duly and validly authorized by each of the Issuers and each of the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers and each of the Guarantors enforceable against each of the Issuers and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(l)Securities and the Guarantees. The Securities have been duly and validly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)Purchase Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Calumet Parties.

(n)Collateral Documents; Intercreditor Agreement. Each of the Collateral Documents and the Intercreditor Agreement has been, or will be at the time delivered, duly and validly authorized, and will be duly executed and delivered, by each of the Calumet Parties party thereto and, assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Collateral Documents and the Intercreditor Agreement will constitute a valid and binding agreement of each of the Calumet Parties party thereto in accordance with its terms, and, upon delivery of the applicable Collateral Documents to the Collateral Trustee, the Collateral Documents will be sufficient to create valid security interests in or trusts or mortgages on and liens on the Collateral, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(o)Security Interest. Upon (i) the Initial Purchasers’ payment for the Securities in accordance with the terms hereof and (ii) the filing of the appropriate Uniform Commercial Code (“UCC”) financing statements and the taking of other actions, in each case as further described herein, in the Collateral Documents and in the Indenture, the security interests of the Collateral Trustee, for the benefit of the Trustee and the other Parity Lien Representatives, for the benefit of the holders of the Securities and the other Parity Lien Debt, and the liens on the rights of the Issuers and the Guarantors, in the Collateral will be a valid and perfected security interest in all Collateral that can be perfected by the filing of a UCC-1 financing statement under the UCC as in effect in any applicable jurisdiction, and the liens will have the priority described in the Time of Sale Information and the Offering Memorandum subject to Permitted Liens, except as the enforcement thereof may be limited by the Enforceability Exceptions. As of the Closing Date, the filing of all necessary UCC financing statements in the proper filing offices will have been duly made or taken and will be in full force and effect, in each case, to the extent required by the applicable Collateral Document. As of the Closing Date, the Collateral Trustee shall have possession and control of all Collateral for which the Collateral Documents require such possession or control as of the Closing Date, in accordance with the terms of the Collateral Documents. Upon the due execution and delivery of the Mortgages, each Mortgage will be effective to create a valid trust or mortgage lien, as applicable, in favor of the Collateral Trustee in all the right, title and interest of the Issuers and the Guarantors in the Mortgaged Property described therein, subject to Permitted Liens, and each such Mortgage, upon recording in the proper recorders’ offices or appropriate public records and upon payment of the mortgage recording fees and taxes in respect thereof, will constitute constructive notice to third parties of the lien of such Mortgage, and each of the trust or mortgage liens, as applicable, will have the priority described in the Time of Sale Information and the Offering Memorandum subject to Permitted Liens. Upon recording of the Mortgages in the proper recorders’ offices or appropriate public records with respect to the Collateral described therein constituting personal property and Fixtures (as defined in the UCC) (the “Mortgage Personal Property Collateral”), the security interests of the Collateral Trustee, for the benefit of the Trustee and the other Parity Lien Representatives, for the benefit of the holders of the Securities and the other Parity Lien Debt and the liens on the rights of the Issuers and the Guarantors in the Mortgage Personal Property Collateral will constitute a valid, perfected security interest in the Mortgage Personal Property Collateral, subject to Permitted Liens.

(p)Enforceability of Other Agreements. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, and the limited liability company agreement or partnership agreement, as the case may be, of each Calumet Party (all such agreements, collectively, the “Organizational Agreements”) (other than the Partnership Agreement), has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (i) the Enforceability Exceptions and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(q)Descriptions of Certain Documents. Each of the Securities, the Guarantees, the Collateral Documents, the Intercreditor Agreement and the Indenture conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(r)No Violations. None of the issuance and sale of the Securities and the Guarantees, the execution, delivery and performance of each of the Transaction Documents by the Calumet Parties to which each is a party, compliance by the Calumet Parties with the terms hereof or thereof and the consummation of the transactions contemplated by the Transaction Documents (i) constitutes or will constitute a violation of the Organizational Agreements or the certificates or articles of incorporation, limited partnership or formation, bylaws or other organizational documents, as the case may be, of such Calumet Party (collectively with the Organizational Agreements, the “Organizational Documents”), (ii) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), the Amended Credit Agreement or any indenture, mortgage, deed of trust, loan agreement, secured hedge agreement, lease or other agreement or instrument to which any of the Calumet Parties is a party or by which any of them or any of their respective properties may be bound or subject, (iii) violates or will violate any statute, law or regulation or any order, rule, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Calumet Parties or any of their properties or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Calumet Parties, which breaches, violations, defaults, liens, charges or encumbrances, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under the Transaction Documents.

(s)No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Calumet Parties or their respective properties or assets is required for the issuance and sale of the Securities and the Guarantees, the execution, delivery and performance of each of the Transaction Documents by the Calumet Parties to which each is a party, compliance by the Calumet Parties with the terms thereof and the consummation by the Calumet Parties of the transactions contemplated by the Transaction Documents, except for consents, approvals, authorizations, orders, registrations, filings or qualifications which (i) may be required under applicable federal or state securities or “blue sky” laws of any jurisdiction (and applicable rules and regulations under such laws) or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and resale of the Securities and the Guarantees by the Initial Purchasers in the manner contemplated in this Agreement and in the Time of Sale Information and the Offering Memorandum, (ii) have been obtained or will be obtained prior to the Closing Date or

(iii) as disclosed in the Time of Sale Information and the Offering Memorandum, and except for such consents, approvals, authorizations, orders, registrations, filings or qualifications which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under this Agreement.

(t)No Violation or Default. None of the Calumet Parties is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any material obligation, agreement, covenant or condition contained in the Amended Credit Agreement or any bond, debenture, note, secured hedge agreement or any other evidence of indebtedness or in any other agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (ii) and (iii), would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under this Agreement.

(u)Investment Company Act. None of the Issuers or Guarantors is, and, after giving effect to the offering and sale of the Securities and the Guarantees and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum, none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v)Independent Public Accountants. Ernst & Young LLP, who have certified certain audited financial statements of the Partnership included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the applicable rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board. Eide Bailly LLP, who have certified certain audited financial statements of Dakota Prairie Refining, LLC, a Delaware limited liability company (“Dakota Prairie”), included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, are independent registered public accountants with respect to Dakota Prairie as required by the Securities Act and the applicable rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.

(w)Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except to the extent disclosed therein. The pro forma financial statements of the Partnership included or incorporated by reference in the Time of Sale Information and the Offering Memorandum have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission, except to the extent disclosed therein; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements. The summary historical financial information set forth in the Time of Sale Information and the Offering Memorandum (and any amendment or supplement thereto) under the caption “Summary Historical Consolidated Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived and present fairly in all material respects the information shown thereby. Other than the financial statements or schedules that are set forth or incorporated by reference in the Time of Sale Information and the Offering Memorandum, no other financial statements or schedules would be required to be included in the Time of Sale Information or the Offering Memorandum if each of the Time of Sale Information and the Offering Memorandum was a prospectus in a registration statement on Form S-3 under the Securities Act.

(x)Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations thereunder and the rules of the Nasdaq Stock Market, LLC that are effective and applicable to the Partnership.

(y)No Material Changes. Since the date of the most recent audited financial statements of the Partnership included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, (i) none of the Calumet Parties and the International Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Offering Memorandum (exclusive of any amendment or supplement thereto); and (ii) subsequent to the respective dates as of which such information is given in the Time of Sale Information and the Offering Memorandum, there has not been any change in the capitalization or increase in long-term debt of any of the Calumet Parties and the International Subsidiaries, taken as a whole, that would reasonably be expected to have a Material Adverse Effect or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners’ capital, members’ equity, or results of operations of any of the Calumet Parties and the International Subsidiaries, taken as a whole; in each case otherwise than as set forth or contemplated in the Time of Sale Information and the Offering Memorandum (exclusive of any amendment or supplement thereto).

(z)Title to Real Property. The Operating Company and the Operating Subsidiaries, as the case may be, have good and indefeasible title to all real property (save and except “rights-of-way” (as defined in subsection (ii) below)) and good title to all personal property owned by them, in each case free and clear of all (i) liens and security interests except (a) liens or security interests securing indebtedness incurred, assumed or agreed to by the Operating Company or any of the Operating Subsidiaries, (b) liens for real property taxes, assessments and other governmental charges not delinquencies or that are currently being contested in good faith by appropriate proceedings, and (c) mechanics’ and materialman’s liens not filed of record and similar charges not delinquent or that are filed of record but are being contested in good faith by appropriate proceedings, or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (a) as described, and subject to the limitations contained, in the Time of Sale Information and the Offering Memorandum or (b) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that, with respect to any real property and buildings held under lease by the Operating Company and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)Rights-of-Way. Each of the Calumet Parties and the International Subsidiaries has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Time of Sale Information and the Offering Memorandum, except for (i) qualifications, reservations and encumbrances as may be set forth in the Time of Sale Information and the Offering Memorandum which would not reasonably be expected to have a Material Adverse Effect or (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Time of Sale Information and the Offering Memorandum, each of the Calumet Parties and the International Subsidiaries has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect.

(bb)    Permits. Each of the Calumet Parties and the International Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Offering Memorandum, subject to such qualifications as may be set forth in the Time of Sale Information and the Offering Memorandum and except for such permits which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as described in the Time of Sale

Information and the Offering Memorandum; each of the Calumet Parties and the International Subsidiaries has fulfilled and performed all its obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such obligations, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)    Tax Returns. Each of the Calumet Parties and the International Subsidiaries which is required to do so has filed (or has obtained extensions with respect to) all federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not reasonably be expected to have a Material Adverse Effect, or (ii) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(dd)     Environmental Matters. Except as described in the Time of Sale Information and the Offering Memorandum, the Calumet Parties and the International Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety protection relates to exposure to Hazardous Materials) and the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have timely applied for or received all permits required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being operated, (iii) are in compliance with all terms and conditions of any such permits received, and (iv) to the knowledge of the Calumet Parties, do not have any liability in connection with the release into the environment of any Hazardous Material resulting from their operations, except, in each case, where such failure to comply with Environmental Laws, failure to timely apply for or receive such required permits, failure to comply with the terms and conditions of such received permits or liability in connection with such releases, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, or toxic chemical, material, waste or substance regulated under any other Environmental Law.

(ee)    No Labor Dispute. No labor dispute with the employees of the Calumet Parties and the International Subsidiaries exists, or, to the knowledge of the Calumet Parties, is imminent, except as would not reasonably be expected to have a Material Adverse Effect.

(ff)    Insurance. The Calumet Parties and the International Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses. None of the Calumet Parties and the International Subsidiaries has received notice from any insurer or agent of such insurer that any material capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

(gg)    Internal Control Over Financial Reporting and Disclosure Controls. The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) and has been designed by the General Partner’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Partnership’s internal control over financial reporting is effective and the Partnership is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the most recent audited financial statements included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, there has been no significant change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to provide reasonable assurance that information required to be disclosed by the Partnership in reports that it submits or files under the Exchange Act is made known to the General Partner’s management, including its principal executive officer and principal financial officer, to allow for timely decisions regarding required disclosure; and such disclosure controls and procedures are effective at the reasonable assurance level.

(hh)    Internal Accounting Controls. The Partnership maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)    No Legal Actions. Except as described in the Time of Sale Information and the Offering Memorandum, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental or regulatory agency, body or official, domestic or foreign, now pending or, to the knowledge of the Calumet Parties, threatened, to which any of the Calumet Parties and the International Subsidiaries is or may be a party or to which the business or property of any of the Calumet Parties and the International Subsidiaries is or may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Calumet Parties and the International Subsidiaries is or may be subject, that, in the case of clauses (i) and (ii) above, if determined adversely to any of the Calumet Parties and the International Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under the Transaction Documents.

(jj)    Restrictions on Subsidiaries. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock or partnership or limited liability company interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except (i) as described in or contemplated by the Time of Sale Information and the Offering Memorandum (exclusive of any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such subsidiary’s state of formation and the terms of any such subsidiary’s governing instruments or (iii) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(kk)    No Unlawful Payments. None of the Calumet Parties and the International Subsidiaries nor, to the knowledge of the Calumet Parties, any director, officer, agent or employee or other person associated with or acting on behalf of the Calumet Parties and the International Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery laws; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll)    Compliance with Money Laundering Laws. The operations of the Calumet Parties and the International Subsidiaries are, and have been conducted, at all times for the past seven years, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the United States, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any United States federal governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Calumet Parties and the International Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Calumet Parties, threatened.

(mm)    Compliance with OFAC. None of the Calumet Parties and the International Subsidiaries or, to the knowledge of the Calumet Parties, any director, officer, agent or employee of the Calumet Parties and the International Subsidiaries is currently listed under any U.S. sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any other applicable sanctions laws (collectively, “Sanctions”), nor are the Calumet Parties, the International Subsidiaries or any of their subsidiaries located, organized or resident in a country or territory that is the subject of any Sanctions; and the Calumet Parties and the International Subsidiaries will not use the proceeds of the offering of the Securities and the Guarantees hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, for the express purpose of financing the activities of any person currently listed under any U.S. sanctions program administered by OFAC.

(nn)    Statistical and Market Data. Nothing has come to the attention of the Calumet Parties that has caused the Calumet Parties to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(oo)     Solvency. On and immediately after the Closing Date, the Calumet Parties and the International Subsidiaries, taken as a whole, (after giving effect to the issuance of the Securities and the Guarantees and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent, and have sufficient capital or access to capital to carry on their business and all businesses in which they are about to engage. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Calumet Parties and the International Subsidiaries, taken as a whole, are not less than the total amount required to pay the liabilities of the Calumet Parties and the International Subsidiaries, taken as a whole, on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Calumet Parties and the International Subsidiaries, taken as a whole, are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities and the Guarantees as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Calumet Parties and the International Subsidiaries, taken as a whole, are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; (iv) the Calumet Parties and the International Subsidiaries, taken as a whole, are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Calumet Parties and the International Subsidiaries, taken as a whole, are engaged; and (v) the Calumet Parties and the International Subsidiaries, taken as a whole, are not a defendant in any civil action that would result in a judgment that the Calumet Parties and the International Subsidiaries, taken as a whole, are or would become unable to satisfy.

(pp)    Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(qq)    No Integration. During the six-month period preceding the date of the Offering Memorandum, none of the Calumet Parties or any of their affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(rr)    No General Solicitation or Directed Selling Efforts. None of the Calumet Parties or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S with respect to the Securities.

(ss)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities and the Guarantees to the Initial Purchasers and the offer, resale and delivery of the Securities and the Guarantees by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities and the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(tt)    No Stabilization. None of the Calumet Parties has taken, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Securities.

(uu)    XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

4.Further Agreements of the Calumet Parties. Each of the Calumet Parties jointly and severally covenants and agrees with each of the Initial Purchasers that:

(a)Delivery of Copies. The Calumet Parties will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b)Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Calumet Parties will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably objects; provided, that this clause shall not apply to any filing by the Partnership or any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Securities and the Guarantees and the offering thereof.

(c)Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Calumet Parties will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(d)Notice to the Representatives. The Calumet Parties will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities and the Guarantees as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Calumet Parties of any notice with respect to any suspension of the qualification of the Securities and the Guarantees for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Calumet Parties will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and the Guarantees and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Issuers will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to Section 4(b), furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities and the Guarantees (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Issuers will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to Section 4(b), furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)Blue Sky Compliance. The Calumet Parties will qualify the Securities and the Guarantees for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities and the Guarantees; provided that in connection therewith the Calumet Parties shall not be required to (i) qualify as a foreign limited partnership or corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)Clear Market. During the period beginning from the date hereof and continuing through and including the date that is 90 days after the date hereof, each of the Calumet Parties will not, without the prior written consent of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by any of the Calumet Parties and having a term of more than one year.

(i)Use of Proceeds. The Calumet Parties will apply the net proceeds from the sale of the Securities in the manner described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(j)Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Calumet Parties will, during any period in which the Partnership is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)DTC. The Calumet Parties will assist the Initial Purchasers in arranging for the Securities and the Guarantees to be eligible for clearance and settlement through DTC.

(l)No Resales by the Partnership. The Calumet Parties will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities and the Guarantees that have been acquired by any of them, except for Securities purchased by the Calumet Parties or any of their affiliates and resold in a transaction registered under the Securities Act.

(m)No Integration. None of the Calumet Parties or any of their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities and the Guarantees in a manner that would require registration of the Securities and the Guarantees under the Securities Act.

(n)No General Solicitation or Directed Selling Efforts. None of the Calumet Parties or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities and the Guarantees by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(o)No Stabilization. None of the Calumet Parties will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(p)Mortgages and Opinions. Within 30 days of the date of execution and delivery of any Mortgage, the Issuers and the Guarantors will cause such Mortgage in favor of the Collateral Trustee on their respective properties as required under the caption “Description of Notes-Collateral-Security for the Notes” in the Time of Sale Information and the Offering Memorandum to be filed in the proper recorders’ offices or appropriate public records and pay the mortgage recording fees and taxes in respect thereof and otherwise comply with the formal requirements of state law applicable to the recordings of real estate mortgages generally with respect to the Mortgages. On the date of execution and delivery of any Mortgage, the Issuers and the Guarantors shall have furnished to you written opinions of local counsel, in form and substance reasonably satisfactory to you, as to the enforceability of such Mortgage, that such Mortgage is in proper form for filing, the creation and perfection of the security interest in the Mortgaged Properties described in such Mortgage, and the absence of any unpaid filing, privilege or other tax or fees in connection with the execution, delivery or recordation of such Mortgage (other than nominal filing or recording fees).

(q)Insurance. Within 30 days of the Closing Date, the Partnership shall deliver, or cause to be delivered, to the Collateral Trustee such endorsements to insurance policies as required by the Indenture.

5.Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby, severally and not jointly, represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities and the Guarantees other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Calumet Parties in advance in writing or (v) any written communication relating to or that contains the terms of the

Securities and the Guarantees and/or other information that was included or incorporated in the Preliminary Offering Memorandum or the Offering Memorandum.

6.Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by each of the Calumet Parties of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)Representations and Warranties. The representations and warranties of the Calumet Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Calumet Parties and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)Opinion of Counsel for the Initial Purchasers. On the Closing Date, Baker Botts L.L.P., counsel for the Initial Purchasers, shall have furnished to you such written opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Securities and the Guarantees and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)Opinion of Counsel for the Issuers. On the Closing Date, Vinson & Elkins L.L.P., counsel for the Issuers, shall have furnished to you their written opinions, dated as of the Closing Date, in form and substance satisfactory to you, to the effect set forth on Annex E to this Agreement.

(d)Opinion of Indiana Counsel for the Issuers. On the Closing Date, Barnes & Thornburg LLP, with respect to the State of Indiana, shall have furnished to you their written opinion, dated as of the Closing Date, in form and substance satisfactory to you, to the effect set forth on Annex F to this Agreement.

(e)Opinion of Borrower’s Counsel for the Partnership. On the Closing Date, Norton Rose Fulbright US LLP, borrower’s counsel for the Partnership, shall have furnished to you their written opinion, dated as of the Closing Date, in form and substance satisfactory to you, to the effect set forth on Annex G to this Agreement.

(f)Opinion of General Counsel for the Partnership. On the Closing Date, Gregory J. Morical, General Counsel for the Partnership, shall have furnished to you his written opinion, dated as of the Closing Date, in form and substance satisfactory to you, to the effect set forth on Annex H to this Agreement.

(g)Comfort Letters. On the date of this Agreement and on the Closing Date, (i) Ernst & Young LLP shall have furnished to the Representatives, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information in each of the Time of Sale Information and the Offering Memorandum; and (ii) Eide Bailly LLP shall have furnished to the Representatives, at the request of the Partnership, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information related to Dakota Prairie contained in each of the Time of Sale Information and the Offering Memorandum; provided that the letters delivered pursuant to clauses (i) and (ii) of this paragraph on the date hereof shall use a “cut-off” date no more than three business days prior to the date hereof and the letters to be delivered pursuant to clauses (i) and (ii) of this paragraph on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h)Chief Financial Officer Certificate. On the date of this Agreement, the Issuers shall have furnished to the Representatives a certificate signed on behalf of the Issuers by the Chief Financial Officer of the General Partner and Calumet Finance, certifying as to certain matters related to the 2013 and 2014 financial statements of Dakota Prairie Refining, LLC, a Delaware limited liability company, and the financial information for the three months ended

March 31, 2016 included under the heading “Recent Developments” in the Preliminary Offering Memorandum, in the form approved by the Representatives.

(i)No Material Adverse Change. No event or condition of a type described in Section 3(y) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities and the Guarantees on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(j)No Downgrade. Except for a one notch downgrade of the Partnership family’s rating and a one notch downgrade of the Partnership’s outstanding senior unsecured notes, in each case from the ratings publicly disclosed immediately prior to the execution of this Agreement by Standard & Poor’s Rating Services or Moody’s Investors Service, Inc., subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by any of the Calumet Parties by any “nationally recognized statistical rating organization,” as such term is used in Section 15E of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by any of the Calumet Parties (in each case, other than an announcement with positive implications of a possible upgrading).

(k)No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(l)Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing or valid existence, as applicable, of the Calumet Parties in their respective jurisdictions of organization and their good standing or valid existence, as applicable, in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m)Collateral Documents; Intercreditor Agreement. The Issuers, the Guarantors and the other parties thereto shall have executed and delivered to the Collateral Trustee each of the Collateral Documents to be executed on the Closing Date and the Intercreditor Agreement, in each case in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received a counterpart of each, duly executed by the Issuers, the Guarantors and the other parties thereto, as applicable.

(n)Security Interests. At the Closing Date, the Collateral Trustee and the Initial Purchasers shall have received each of the following, in each case in form and substance reasonably satisfactory to the Initial Purchasers:
(i)appropriately completed and delivered UCC-1 financing statements or equivalent filings, if any, in proper form for filing, naming the Issuers and each Guarantor as debtor and the Collateral Trustee as the secured party and covering the Collateral, to be filed under the UCC of all jurisdictions as may be necessary to perfect the security interests of the Collateral Trustee in any Collateral to the extent that such security interests can be perfected by the filing of a UCC-1 financing statement;

(ii)appropriately completed and delivered UCC-3 termination statements or equivalent filings, if any, in proper form for filing, that may be necessary to release all liens (other than liens permitted under the Indenture and the Collateral Documents) on any portion of the Collateral; and

(iii)certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party reasonably acceptable to the Collateral Trustee, dated a date reasonably near the Closing Date, listing all effective financing statements which name the Issuers and the Guarantors as the debtor, together with copies of such financing statements (none of which shall cover any Collateral described in any Collateral Document, other than such financing statements that evidence Permitted Liens or liens being terminated as referred to in the UCC-3 termination statements being delivered pursuant to the above clause (ii)).

(o)Pledged Collateral. The Collateral Trustee shall have received certificates or instruments (if any) representing or evidencing the Investment Property (as defined in the Security Agreement) required to be delivered to the Collateral Trustee in accordance with the terms of the Collateral Documents, in suitable form to transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.

(p)Insurance. The Collateral Trustee shall have received a certificate evidencing insurance as required by the Indenture or any Collateral Document.

(q)Collateral Trustee. The Collateral Trustee and its counsel shall be satisfied that (i) the liens on the Collateral granted in favor of the Collateral Trustee, for the benefit of the Trustee and the other Parity Lien Representatives, for the benefit of the holders of the Securities and the other Parity Lien Debt are of the priority described in the Time of Sale information and Offering Memorandum; and (ii) no lien or other encumbrance exists on any of the Collateral other than liens created under the Collateral Documents in favor of the Collateral Trustee, for the benefit of the Trustee and the other Parity Lien Representatives, for the benefit of the holders of the Securities and the other Parity Lien Debt, and the liens permitted under the Indenture, in each case, subject to the Permitted Liens and liens to be released simultaneously with the consummation of the transactions contemplated hereby.

(r)Credit Agreement. Prior to or on the Closing Date, the Issuers, the Guarantors, the Credit Agreement Agent and the lenders party thereto shall enter into the Amendment, in form and substance reasonably satisfactory to the Initial Purchasers, permitting the incurrence of the indebtedness in respect of the Securities and the granting of first-priority liens securing such indebtedness and entry into the Intercreditor Agreement by the Credit Agreement Agent, and otherwise having the terms and conditions substantially as described in the Time of Sale Information and Offering Memorandum, and each of the conditions to effectiveness thereof shall have been satisfied or waived by the lenders party thereto; and the Initial Purchasers shall have received a copy of the Amendment, duly executed by the Issuers, the Guarantors, the Credit Agreement Agent and the lenders party thereto.

(s)DTC. The Securities shall be eligible for clearance and settlement through DTC.

(t)Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of each of the Calumet Parties who has specific knowledge of such Calumet Party’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Calumet Parties in this Agreement are true and correct and that the Calumet Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) to the effect set forth in Sections 6(h) and 6(j).

(u)Additional Documents. On or prior to the Closing Date, the Calumet Parties shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
7.Indemnification and Contribution.

(a)Indemnification of the Initial Purchasers. The Calumet Parties jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Partnership in writing by such Initial Purchaser through the Representatives expressly for use therein.

(b)Indemnification of the Partnership. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless each of the Calumet Parties, the directors and officers of the General Partner and Calumet Finance and each person, if any, who controls the Calumet Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities, joint or several, that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Partnership in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto); it being understood and agreed that the only such information consists of the following: the fourth, eighth and ninth paragraphs, the second and third sentences of the fifth paragraph and the third sentence of the sixth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum.

(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by Merrill Lynch,

Pierce, Fenner & Smith Incorporated and any such separate firm for the Calumet Parties, the directors and officers of the General Partner and Calumet Finance and any control persons of the Calumet Parties shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Calumet Parties on the one hand and the Initial Purchasers on the other from the offering of the Securities and the Guarantees or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Calumet Parties on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Calumet Parties on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Securities and the Guarantees and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities and the Guarantees. The relative fault of the Calumet Parties on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)Limitation on Liability. The Calumet Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities and the Guarantees exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Issuers, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuers or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery, of the Securities and the Guarantees on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9.Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities and the Guarantees that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities and the Guarantees of a defaulting Initial Purchaser, either the non‑defaulting Initial Purchasers or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(a)If, after giving effect to any arrangements for the purchase of the Securities and the Guarantees of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(b)If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Calumet Parties, except that the Calumet Parties will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(c)Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Calumet Parties or any non-defaulting Initial Purchaser for damages caused by its default.

10.Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Calumet Parties jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and the Guarantees and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Calumet Parties’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee, the Collateral Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Calumet Parties in connection with any “road show” presentation to potential investors and (x) all expenses incurred in connection with the performance of the Collateral Documents, the Mortgages, lien searches, taxes, fees and other charges for recording mortgages, filing financing statements and continuations and other actions necessary or advisable, in the Representatives’ reasonable discretion, to perfect, protect, enforce and continue the Collateral Trustee’s liens on the Collateral (including related fees and expenses of counsel for the Initial Purchasers). It is understood, however, that, except as provided in this Section 10 and Sections 7 and 8 hereof, the Initial Purchasers will pay all of their own costs and expenses, including without limitation the fees of their counsel and any advertising expenses connected with any offers they make.

(a)If (i) this Agreement is terminated pursuant to Section 8, (ii) the Issuers for any reason fail to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Calumet Parties jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Calumet Parties and the Initial Purchasers contained in this Agreement or made by or on behalf of the Calumet Parties or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Calumet Parties or the Initial Purchasers.

13.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.Miscellaneous.

(a)    Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Initial Purchasers, and any such action taken by Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be binding upon the Initial Purchasers.

(a)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036 (facsimile: (646) 855-3073), Attention: Syndicate Department, with a copy to Attention: ECM Legal (facsimile: (212) 230-8730). Notices to the Calumet Parties shall be given to them c/o Calumet Specialty Products Partners, L.P., 2780 Waterfront Pkwy E. Drive, Suite 200, Indianapolis, Indiana 46214, Attention: R. Patrick Murray, II (facsimile: 317-328-5676), with a copy to John Krutz (facsimile: 317-328-5668).

(b)Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(f)USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
(Remainder of page intentionally left blank. Signature pages follow.)

Very truly yours,

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By: Calumet GP, LLC, its general partner

By:/s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President, Chief Financial
Officer and Secretary

CALUMET GP, LLC

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President, Chief Financial
Officer and Secretary

CALUMET FINANCE CORP.

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

CALUMET OPERATING, LLC

By: Calumet Specialty Products Partners, L.P., its sole member
By: Calumet GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President, Chief Financial
Officer and Secretary

CALUMET LP GP, LLC

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

Signature Page to Purchase Agreement

CALUMET LUBRICANTS CO., LIMITED
PARTNERSHIP

By:    Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

CALUMET SALES COMPANY INCORPORATED

By: /s/ Timothy Go
Name: Timothy Go
Title: Chief Executive Officer

CALUMET SHREVEPORT FUELS, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

CALUMET SHREVEPORT LUBRICANTS & WAXES, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

Signature Page to Purchase Agreement

CALUMET PENRECO, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray,II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

CALUMET SUPERIOR, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

CALUMET MISSOURI, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

Signature Page to Purchase Agreement

CALUMET PACKAGING, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

CALUMET MONTANA REFINING, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

ROYAL PURPLE, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

Signature Page to Purchase Agreement

CALUMET NORTH DAKOTA, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

CALUMET SAN ANTONIO REFINING, LLC

By: Calumet Shreveport Fuels, LLC, its sole member
By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

BEL-RAY COMPANY, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

Signature Page to Purchase Agreement

KURLIN COMPANY, LLC

By: Bel-Ray Company, LLC, its sole member
By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

WELD CORPORATION

By: /s/ Timothy Go
Name: Timothy Go
Title: President

ANCHOR DRILLING FLUIDS USA, LLC

By: ADF Holdings, LLC, its sole member
By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

ADF HOLDINGS, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

Signature Page to Purchase Agreement

ANCHOR OILFIELD SERVICES, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
By: Calumet LP GP, LLC, its general partner

By: /s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Executive Vice President and Chief Financial
Officer

Signature Page to Purchase Agreement

Accepted on the date hereof, on behalf of themselves and on behalf of the several Initial Purchasers listed in Schedule 1 hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:     /s/ John Pantalena
Name: John Pantalena
Title: Managing Director

BARCLAYS CAPITAL INC.

By:     /s/ Paul Cugno
Name: Paul Cugno
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:     /s/ Adam Kollender
Name: Adam Kollender
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:     /s/ Kevin J. Scotto
Name: Kevin J. Scotto
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:     /s/ Craig Molson
Name: Craig Molson
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:     /s/ Sandeep Desai
Name: Sandeep Desai
Title: Managing Director

Signature Page to Purchase Agreement

SCHEDULE 1

Initial Purchaser	Principal Amount
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$180,000,000
Barclays Capital Inc	50,000,000
J.P. Morgan Securities LLC	50,000,000
Wells Fargo Securities, LLC	50,000,000
Deutsche Bank Securities Inc	20,000,000
Natixis Securities Americas LLC	20,000,000
Goldman, Sachs & Co	20,000,000
Regions Securities LLC	10,000,000
Total	$400,000,000

SCHEDULE 2

List of Guarantors
Calumet Operating, LLC
Calumet LP GP, LLC
Calumet Lubricants Co., Limited Partnership
Calumet Penreco, LLC
Calumet Sales Company Incorporated
Calumet Shreveport Lubricants & Waxes, LLC
Calumet Shreveport Fuels, LLC
Calumet Superior, LLC
Calumet Missouri, LLC
Calumet Montana Refining, LLC
Calumet San Antonio Refining, LLC
Calumet North Dakota, LLC
Calumet Packaging, LLC
Royal Purple, LLC
Bel-Ray Company, LLC
Kurlin Company, LLC
Weld Corporation
Anchor Drilling Fluids USA, LLC
ADF Holdings, LLC
Anchor Oilfield Services, LLC

Annex A
Additional Time of Sale Information

1.	Term sheet containing the terms of the securities, substantially in the form of Annex B.

A-1

Annex B

Pricing Term Sheet

PRICING SUPPLEMENT STRICTLY CONFIDENTIAL
$400,000,000

Calumet Specialty Products Partners, L.P.
Calumet Finance Corp.

11.5% Senior Secured Notes due 2021
April 15, 2016

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated April 6, 2016. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and, except as expressly stated herein, supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used but not defined in this Pricing Supplement have the respective meanings ascribed to them in the Preliminary Offering Memorandum.
The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. Unless they are registered, the Notes may be offered only in transactions that are exempt from registration under the Securities Act or the securities laws of any other jurisdiction. Accordingly, we are offering the Notes in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. institutional investors in compliance with Regulation S under the Securities Act. For further details about eligible offerees and resale restrictions, see “Transfer Restrictions” in the Preliminary Offering Memorandum.

Terms Applicable to the 11.5% Senior Secured Notes due 2021

Issuers:	Calumet Specialty Products Partners, L.P. Calumet Finance Corp.
Principal Amount:	$400,000,000
Gross Proceeds:	$393,092,000

Net Proceeds:	$383,292,000, after initial purchaser discount and offering expenses
Title of Securities:	11.5% Senior Secured Notes due 2021
Final Maturity Date:	January 15, 2021
Issue Price:	98.273%, plus accrued interest from April 20, 2016
Coupon:	11.5%
Yield to Maturity:	12.00%
Interest Payment Dates:	January 15 and July 15, beginning on July 15, 2016
Record Dates:	January 1 and July 1
Optional Redemption:
On and after April 15, 2018, the Issuers may redeem all or part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year Percentage 2018...........................................111.500% 2019...........................................108.625% 2020 and thereafter....................100.000%

Prior to April 15, 2018, the Issuers may on any one or more occasions redeem all or part of the notes upon prior notice as provided in the indenture, at a redemption price equal to the sum of: (1) the principal amount thereof, plus (2) the Make Whole Premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Optional Redemption with Equity Proceeds:	Up to 35% prior to April 15, 2018 at 111.500% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date
Trade Date:	April 15, 2016
Settlement Date:	April 20, 2016 (T+3)
Denominations:	$2,000 and integral multiples of $1,000 in excess thereof
Distribution:	Rule 144A and Regulation S; no registration rights
CUSIP and ISIN Numbers:	144A: CUSIP: 131477 AR2 ISIN: US131477AR22
Reg S: CUSIP: U13077 AH2 ISIN: USU13077AH21
Use of Proceeds:
To repay borrowings outstanding under the Issuers’ revolving credit facility and to terminate or cash collateralize certain of the Issuers’ existing hedging obligations and for general partnership purposes.

Original Issue Discount:
Because the stated principal amount of the notes exceeds their issue price by more than a statutorily defined de minimis amount, the notes will be treated as issued with original issue discount for U.S. federal income tax purposes (“OID”) in an amount equal to such excess. Therefore, a holder subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, will generally be required to include the OID in gross income (as ordinary income) as such amounts accrue (on a constant yield to maturity basis), in advance of the receipt of the cash payment attributable thereto.

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC Deutsche Bank Securities Inc.
Co-Managers:	Natixis Securities Americas LLC Goldman, Sachs & Co. Regions Securities LLC

Other Changes from the Preliminary Offering Memorandum:

Summary - Recent Developments - Preliminary Estimate of Selected First Quarter 2016 Financial Results

(1)    The first sentence of the first paragraph under the caption “Summary - Recent Developments - Preliminary Estimate of Selected First Quarter 2016 Financial Results” is deleted in its entirety and replaced with the following:

“In connection with this offering, we are providing an estimate of the range of our Net loss, Adjusted EBITDA and Adjusted EBITDA, Excluding Special Items for the quarter ended March 31, 2016, as compared to the quarter ended December 31, 2015. Our actual results for the quarter ended March 31, 2016 have not yet been finalized.”

(2)    The fifth paragraph under the caption “Summary - Recent Developments - Preliminary Estimate of Selected First Quarter 2016 Financial Results” is deleted in its entirety and replaced with the following:

“Subject to the qualifications set forth above, our estimated range of Net loss, Adjusted EBITDA and Adjusted EBITDA, Excluding Special Items for the Partnership for the three months ended March 31, 2016 is (in millions):

	Three Months Ended
	March 31, 2016		December 31, 2015
	Low Estimate	High Estimate
Reconciliation of Net loss to EBITDA, Adjusted EBITDA and Adjusted EBITDA, Excluding Special Items:
Net loss	$(83.0)	$(59.0)	$(116.8)
Add:
Interest expense	31.0	29.0	25.0
Depreciation and amortization	40.0	38.0	38.0
Income tax benefit	—	—	(6.6)
EBITDA	$(12.0)	$8.0	$(60.4)
Add:
Unrealized (gain) loss on derivative instruments	(3.0)	(6.0)	11.8
Realized loss on derivatives, not included in net loss or settled in a prior period	(3.0)	(1.0)	(1.6)
Amortization of turnaround costs	10.0	8.0	9.6
Non-cash equity based compensation and other non-cash items	3.0	1.0	3.0
Adjusted EBITDA	$(5.0)	$10.0	$(37.6)
Special items:
Lower of cost or market inventory adjustment	(12.0)	(7.0)	31.2
Last-in, first-out inventory liquidation loss	—	—	21.7
Early settlement of certain derivative instruments	—	—	(22.3)
RINs mark-to-market impact (1)	—	—	28.7
Adjusted EBITDA, Excluding Special Items	$(17.0)	$3.0	$21.7

(1)    Represents the impact of the period change in the market price of Renewable Identification Numbers (“RINs”) when considering the RINs obligation that existed at the beginning of the period, excluding the impact of any sales of RINs that occurred. The increase in the RINs market price resulted from the announcement by the United States Environmental Protection Agency of updated renewable volume obligation blending requirements in November 2015, which were increased from the proposed levels under the Renewable Fuel Standard.”
(3)    Subsequent to the sixth paragraph under the caption “Summary - Recent Developments - Preliminary Estimate of Selected First Quarter 2016 Financial Results” the following is inserted as a new paragraph:

“In addition, during the same period, sales volumes of our lubricating oil products have decreased as a result of (i) Lyondell’s decreased production of lubricating oils as a result of operational issues and (ii) increased competition in paraffinic lubricating oils from new production that has entered the market.”

(4)    The following sentences shall be inserted after the first sentence of the seventh paragraph under the caption “Summary - Recent Developments - Preliminary Estimate of Selected First Quarter 2016 Financial Results”:

“Consistent with the fourth quarter of 2015, sales volumes of our specialty wax products declined primarily due to the continuing reduction in availability of necessary crude oils at our refinery located in Shreveport, Louisiana. The decrease in available crude oils was primarily attributable to decreased production due to the lower crude oil price environment.”

Summary - Recent Developments - Liquidity

The first paragraph under the caption “Summary - Recent Developments - Liquidity” is deleted in its entirety and replaced with the following:

“Borrowings under the revolving credit facility are limited to a borrowing base that is determined based on advance rates of percentages of eligible accounts receivable and eligible inventory (as defined in the revolving credit agreement). As such, the borrowing base can fluctuate based on changes in selling prices of our products and our current material costs, primarily the cost of crude oil. Generally, we can borrow approximately 85% of eligible accounts receivable and 75% of eligible inventory. After accounting for reserves, we are generally able to borrow approximately 70% to 75% of accounts receivable and inventory as reflected on our balance sheet. At March 31, 2016, we had estimated availability under our revolving credit facility of $103.0 million, based on an estimated $461.4 million borrowing base, $63.5 million in outstanding standby letters of credit and $294.9 million in estimated outstanding borrowings. In addition, we had an estimated $10.3 million of cash on hand as of March 31, 2016. In the near term, we expect to use a combination of cash from operations, cash on hand and borrowings under our revolving credit facility for, among other things, working capital, capital expenditures, crude oil settlement payments and other general partnership purposes.

As of March 31, 2016, we had approximately $41.7 million of outstanding secured obligations under our secured swap contracts, including option contracts, futures contracts, over-the-counter hedging agreements or otherwise. Furthermore on March 31, 2016, the interest rate under the revolving credit facility was a weighted average of 3.3%. And as of April 4, 2016, approximately $281.0 million of borrowings were outstanding under our revolving credit facility. As of March 31, 2016, we had estimated pro-forma availability under our revolving credit facility, giving effect to the application of net proceeds from the notes offering, of approximately $397.9 million, based on an estimated $461.4 million borrowing base, $63.5 million in outstanding standby letters of credit and no outstanding borrowings.”

Summary - Recent Developments - Preliminary Distribution Guidance for Quarter Ended March 31, 2016

(1)    The word “Preliminary” is deleted from the caption “Summary - Recent Developments - Preliminary Distribution Guidance for Quarter Ended March 31, 2016.”

(2)    The first paragraph under the caption “Summary - Recent Developments - Preliminary Distribution Guidance for Quarter Ended March 31, 2016” is deleted in its entirety and replaced with the following:

“In light of the current volatility in market conditions and based on a desire to maintain the appropriate level of liquidity, the board of directors of our general partner decided to suspend the quarterly cash distribution with respect to the three-month period ended March 31, 2016.”

Summary - Recent Developments

The following shall be inserted after the paragraph under the caption “Summary - Recent Developments - Preliminary Distribution Guidance for Quarter Ended March 31, 2016”:

“Credit Rating

In connection with the notes offering, the credit rating agencies are reassessing our credit rating and one or more agencies are expected to downgrade our senior unsecured notes ratings and partnership ratings as a result. Such a downgrade in our credit ratings could adversely affect our ability to obtain new financing and increase the costs of our financing and, in turn, adversely affect our financial results.

Collective Bargaining Agreements

As of February 29, 2016, our general partner employed approximately 2,100 people who provide direct support to our operations. Of these employees, approximately 600 are covered by collective bargaining agreements. The collective bargaining agreements covering employees at our facility located in Dickinson, Texas (“Dickinson”) and our refinery located in Cotton Valley, Louisiana (“Cotton Valley”) expired on March 31, 2016, and new agreements for certain employees at these locations have been ratified. The Dickinson agreement will expire on March 31, 2018, and the Cotton Valley agreement will expire on March 31, 2019. The collective bargaining agreements covering employees at our refinery located in Shreveport, Louisiana and our facility located in Louisiana, Missouri will expire on April 30, 2016. We continue with negotiations at these locations and do not expect any work interruptions.

Selling and General and Administrative Expenses

Our selling and general and administrative expenses are primarily based on fixed costs for our corporate overhead and sales force. We allocate those expenses on a pro rata basis to our specialty products and fuel products segments primarily based on sales for each segment. In the case of our oilfield services segment, selling and general and administrative expenses are based on actual selling and general and administrative expenses incurred by the segment.”

Risk Factors - Risks Relating to the Notes and Collateral

The following shall be inserted after the last paragraph under the caption “Risk Factors - Risks Relating to the Notes and Collateral-The indenture governing the notes will contain, and our revolving credit facility and Secured Hedge Agreements and the indentures governing the existing unsecured notes contain, operating and financial restrictions that may restrict our business and financing activities”:

“The notes are being issued with original issue discount or “OID” for U.S. federal income tax purposes.

The notes will be treated as issued with OID for U.S. federal income tax purposes because the difference between the principal amount of the notes and their issue price is equal to or greater than a specified de minimis amount. As a result, a holder subject to U.S. federal income taxation will be required to include such OID in gross income (as ordinary income) on a constant yield to maturity basis in advance of the receipt of cash payment thereof, regardless of such holder’s method of accounting for U.S. federal income tax purposes.

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the OID (if any) that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the notes.”

Description of Notes - Collateral - Security for the Notes

(1)    The second bullet in the first paragraph of the section captioned “Description of Notes Collateral - Security for the Notes” is deleted in its entirety and replaced with the following:

•
all United States registered patents and patent license rights, trademarks and trademark license rights, copyrights and copyright license rights and trade secrets owned as of the Issue Date (but not acquired or arising thereafter);

Description of Notes Certain Covenants - Restricted Payments

(1)    The reference in the second clause (1) of the first paragraph under “Description of Notes - Certain Covenants - Restricted Payments” to “1.75 to 1.0” is hereby changed to “2.25 to 1.0.”

(2)    Subclause (e) of the second clause (1) of the first paragraph under “Description of Notes Certain Covenants - Restricted Payments” is hereby amended in its entirety as follows:

“(e)    the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) or clauses (2) or (3) below;”

(3)    The reference in the second clause (2) of the first paragraph under “Description of Notes Certain Covenants - Restricted Payments” to “1.75 to 1.0” is hereby changed to “2.25 to 1.0 but greater than 1.50 to 1 .0.”

(4)    The reference in subclause (a) of the second clause (2) of the first paragraph under “Description of Notes Certain Covenants - Restricted Payments” to “$75.0 million” is hereby changed to “$50.0 million.”

(5)    Subclause (b) of the second clause (2) of the first paragraph under “Description of Notes Certain Covenants - Restricted Payments” is hereby amended in its entirety as follows:

“(b)    Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above or clause (3) below; or”

(6)    The first paragraph under “Description of Notes - Certain Covenants - Restricted Payments” is hereby changed to include a new subclause (3) reading in its entirety as follows:

“(3)    if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.50 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (7) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (3) meaning only distributions on the Company’s common units, subordinated units, or incentive distribution rights, plus the related distribution to the General Partner), is less than the amount of Incremental Funds to the extent not previously expended pursuant to this clause (3) or clauses (1) or (2) above.”

(7)    Clause (8) of the second paragraph under “Description of Notes - Certain Covenants - Restricted Payments” is hereby amended in its entirety as follows:

“(8)    [Reserved.]”

Description of Notes - Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock

(1)    Clause (1) of the second paragraph under “Description of Notes - Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock” is hereby amended in its entirety as follows:
“(1)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $700.0 million and (b) the “Borrowing Base,” which means, as of any date, the sum obtained by (i) adding (A) 85% of the fair market value of inventories of the Company and its Restricted Subsidiaries as of the end of the most recent month preceding such date or any more recent date for which such information is available, and (B) 90% of the book value of the accounts receivable (net of reserve for doubtful accounts) of the Company and its Restricted Subsidiaries as of the end of the most recent month preceding such date or any more recent date for which such information is available, and (ii) subtracting without duplication, that portion of accounts receivable and inventory ineligible for inclusion in the Borrowing Base as determined by the lenders under the Credit Agreement, with respect to loans thereunder, or, with respect to loans under another Credit Facility, as determined by the lenders thereunder in good faith in accordance with customary commercial bank lending practices for facilities similar to the Credit Agreement as in effect on the Issue Date, in each case calculated on a consolidated basis and on a pro forma basis for any subsequent acquisitions or dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations;”

(2)    Clause (2) of the second paragraph under “Description of Notes - Certain Covenants - Incurrence of Indebtedness and Issuance of Preferred Stock” is hereby amended in its entirety as follows:

“(2)    [Reserved.]”

Description of Notes - Certain Covenants - Liens

(1)    The first paragraph under “Description of Notes - Certain Covenants - Liens” is hereby amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, (i) incur any Indebtedness or Attributable Debt (other than the notes and the Subsidiary Guarantees) that is secured by Liens on any Equity Interest in a Guarantor in reliance upon clauses (1) or (17) of the definition of Permitted Liens (or, solely with respect to any Lien incurred under clause (1) of such definition, clause (18) of such definition), unless in each case the notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, are secured on an equal and ratable basis with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes or such Subsidiary Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien, or (ii) incur any Indebtedness or Attributable Debt (other than the notes and the Subsidiary Guarantees and other than Credit Agreement Obligations) that is secured by junior priority Liens on any Credit Agreement Collateral in reliance upon clauses (1) or (17) of the definition of Permitted Liens (or, solely with respect to any Lien incurred under clause (1) of such definition, clause (18) of such definition), unless in each case the notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, are secured on an equal and ratable basis with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes or such Subsidiary Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien.”

Description of Notes - Events of Default
(1)    The following two paragraphs shall be inserted after the second paragraph under the caption “Description of Notes - Events of Default”:
“If the notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default on or after April 15, 2018, the amount of principal of, accrued and unpaid interest and premium on the notes that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of the notes, in effect on the date of such acceleration as if such acceleration were an optional redemption of the notes accelerated. If the notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default prior to April 15, 2018, the amount of principal of, accrued and unpaid interest and premium on the notes that becomes due and payable shall equal 100% of the principal amount of the notes redeemed plus the Make Whole Premium in effect on the date of such acceleration, as if such acceleration were an optional redemption of the notes accelerated.
Without limiting the generality of the foregoing, it is understood and agreed that if the notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the premium applicable with respect to an optional redemption of the notes will also be due and payable, in cash, as though the notes were optionally redeemed and shall constitute part of the Obligations under the Note Documents, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Issuers agree that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the notes (and/or the indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE ISSUERS EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuers expressly agree (to the fullest extent they may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders and the Issuers giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Issuers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuers expressly acknowledge that their agreement to pay the premium to Holders as herein described is a material inducement to Holders to purchase the notes.”

Description of Notes - Certain Definitions

(1)    Clause (2) of the definition of “Asset Sale” is hereby amended in its entirety as follows:

“(2)    a transfer of properties or assets between or among (x) with respect to any fixed assets constituting Collateral, the Company and the Guarantors or (y) with respect to any properties or assets other than fixed assets constituting Collateral, the Company and its Restricted Subsidiaries;”.

(2)    The definition of “Credit Facilities” is hereby amended in its entirety as follows:
““Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or loan agreements, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.”
(3)    Clause (1) of the definition of “Fixed Charge Coverage Ratio” is hereby amended in its entirety as follows:
“acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, provided that such cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);”

(4)    Clause (1) of the definition of “Permitted Investments” is hereby amended in its entirety as follows:

“(1)    any Investment in the Company (including, without limitation, through purchases of Notes) or (x) with respect to any Investment consisting of a contribution of fixed assets constituting Collateral, any Guarantor or (y) with respect to Investment other than a contribution of fixed assets constituting Collateral, any Restricted Subsidiary;”.

(5)    Clause (3) of the definition of “Permitted Investments” is hereby amended to add the following proviso at the end of such clause:

“provided that, in each case, to the extent such Investment consists of a contribution of fixed assets constituting Collateral, the Restricted Subsidiary described in clause (a) or (b) above shall be or become a Guarantor”.

Plan of Distribution-Other Relationships
(1)    The first sentence of the second paragraph under the caption “Plan of Distribution-Other Relationships” is deleted in its entirety and replaced with the following:
“Certain of the initial purchasers or their affiliates that have a lending relationship with us routinely hedge, certain other of those initial purchasers or their affiliates are likely to hedge, and certain other of those initial purchasers or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies.”

All other information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering. Please refer to the Preliminary Offering Memorandum.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

Annex C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only to institutional lenders or institutional investors in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv)Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Partnership.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers or the Guarantors; and

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(ii)it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)Each Initial Purchaser acknowledges that no action has been or will be taken by the Issuers that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

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Annex D

Entity	State of Formation	Foreign Qualifications
Calumet Specialty Products Partners, L.P.	Delaware	Indiana
Calumet Operating, LLC	Delaware	Indiana
Calumet LP GP, LLC	Delaware	None
Calumet Lubricants Co., Limited Partnership	Indiana
Alabama, Arizona, Arkansas, California, Connecticut, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, West Virginia, Wisconsin

Calumet Shreveport Lubricants & Waxes, LLC	Indiana	Kentucky, Louisiana
Calumet Shreveport Fuels, LLC	Indiana	Arizona, Arkansas, Connecticut, Georgia, Illinois, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, New Mexico, North Dakota, Ohio, Oklahoma, Texas, Virginia, Wisconsin
Calumet Sales Company Incorporated	Delaware	Alberta, Louisiana, Wisconsin
Calumet GP, LLCA	Delaware
Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Georgia, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Montana, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Washington, West Virginia, Wisconsin, Wyoming

Calumet Penreco, LLC	Delaware	Kentucky, New Jersey, New York, Ohio, Pennsylvania, Texas, Washington
Calumet Superior, LLC	Delaware	Alberta, Arizona, Iowa, Michigan, Minnesota, Montana, Nebraska, North Dakota, Ontario, Saskatchewan, South Dakota, Utah, Wisconsin
Calumet Missouri, LLC	Delaware	Missouri
Calumet Montana Refining, LLC	Delaware	Alberta, Idaho, Montana, Oregon, Saskatchewan, Utah, Washington, Wyoming
Calumet North Dakota, LLC	Delaware	None
Royal Purple, LLC	Delaware	Texas
Calumet Packaging, LLC	Delaware	California, Florida, Louisiana, Mississippi, New Hampshire, Texas, Vermont, Wyoming
Calumet San Antonio Refining, LLC	Delaware	Texas
Bel-Ray Company, LLC	Delaware	Colorado, New Jersey, North Carolina, Pennsylvania, South Carolina, Utah
Kurlin Company, LLC.	Delaware	New Jersey
Weld Corporation	New Jersey	None
Anchor Drilling Fluids USA, LLC	Delaware	Arkansas, Idaho, Kentucky, Mississippi, Missouri, New Mexico, Pennsylvania, South Dakota, Utah
ADF Holdings, LLC	Delaware	None
Anchor Oilfield Services, LLC	Delaware	None

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Annex E

Opinions of Vinson & Elkins L.L.P.

V&E Opinion related to the offering
(a)Each of the Partnership, the General Partner, Calumet Finance, the Operating Company, the OLP GP, Calumet Penreco, Calumet Superior, Reseller, Calumet Missouri, Calumet Montana, Royal Purple, Calumet San Antonio, Calumet Packaging, Calumet North Dakota, Bel-Ray, Kurlin, ADF and Anchor Oilfield (each, a “Delaware Entity”) has been duly incorporated or formed and is validly existing in good standing as a corporation, limited liability company or limited partnership under the Delaware General Corporation Law (the “DGCL”), the Delaware LLC Act or the Delaware LP Act, with all necessary corporate, limited liability company or limited partnership power and authority, as applicable, to own or lease its properties and to conduct its business and, in the case of the General Partner and the OLP GP, to serve as the general partner of the Partnership and Calumet, respectively, in each case in all material respects as described in the Time of Sale Information and the Offering Memorandum. Each of the Delaware Entities is duly registered or qualified as a foreign corporation, limited liability company or limited partnership for the transaction of business under the laws of the jurisdictions set forth by its name on Annex D to this Agreement.

(b)The General Partner is the sole general partner of the Partnership and owns of record a 2.0% general partner interest in the Partnership; and such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement. The General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Time of Sale Information and the Offering Memorandum or otherwise contained in the Partnership Agreement), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the Credit Agreement and the ISDA Agreements.

(c)The OLP GP and the Operating Company own of record a 10% general partner interest and a 90% limited partner interest, respectively, in Calumet free and clear of all liens, encumbrances (except restrictions on transferability as described in the Time of Sale Information and the Offering Memorandum or otherwise contained in the partnership agreement of Calumet (as the same may be amended or restated at or prior to the Closing Date, the “Calumet Agreement”)), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLP GP and the Operating Company, respectively, as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the Credit Agreement and the ISDA Agreements.

(d)The Partnership owns, directly or indirectly, 100% of the capital stock or membership interests, as applicable, in each of the Delaware Entities (other than the Partnership and the General Partner); and such capital stock or membership interests, as applicable, have been duly authorized and validly issued in accordance with the certificate or articles of incorporation and bylaws or limited liability company agreement, as applicable, of such Delaware Entity (as the same may be amended or restated at or prior to the Closing Date) and are fully paid (to the extent required under such applicable organizational documents, as the same may be amended or restated at or prior to the Closing Date) and nonassessable (except, in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18‑303, 18‑607 and 18-804 of the Delaware LLC Act). The Partnership directly or indirectly owns such membership interests in each of the Operating Company and the OLP GP free and clear of all liens, encumbrances (except restrictions on transferability as described in the Time of Sale Information and the Offering Memorandum or otherwise contained in the limited liability company agreement of the Operating Company and the OLP GP, respectively, as the same may be amended or restated at or prior to the Closing Date), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership and the Operating Company, respectively, as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising in connection with the Credit Agreement and the ISDA Agreements.

(e)Each of the Issuers, the General Partner and each of the Guarantors organized and existing under the laws of the State of Delaware (the “Delaware Guarantors,” with the Guarantors other than the Delaware Guarantors referred to herein as the “Other Guarantors”) has all necessary corporate, limited liability company or limited partnership power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its respective obligations thereunder.

(f)The Indenture has been duly authorized, executed and delivered by each of the Issuers and each of the Delaware Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee and the Other Guarantors, constitutes a valid and legally binding agreement of the each of the Issuers and Guarantors enforceable against the each of the Issuers and Guarantors in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(g)The Securities have been duly authorized, executed and delivered by each of the Issuers and, when duly authenticated as provided in the Indenture and paid for as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(h)The Guarantees have been duly authorized by each of the Delaware Guarantors and, assuming the Guarantees have been duly authorized by the Other Guarantors, when each global certificate representing the Securities has been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided in this Agreement, the Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(i)This Agreement has been duly authorized, executed and delivered by each of the Issuers, the General Partner and the Delaware Guarantors.

(j)Each of the Transaction Documents has been duly authorized, executed and delivered by the Issuers and each of the Delaware Guarantors party thereto and, when duly executed and delivered by the Other Guarantors and the other parties thereto, will constitute a valid and legally binding agreement of each of the Issuers and the Guarantors party thereto enforceable against each of the Issuers and the Guarantors party thereto in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions and except that the indemnity and contribution provisions thereunder may be limited by applicable laws, general principles of equity and public policy.

(k)None of the issuance and sale of the Securities and the Guarantees, the execution, delivery and performance of each of the Transaction Documents by the Calumet Parties to which each is a party, compliance by the Calumet Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents (i) constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement certificate of incorporation or bylaws, as the case may be, of any of the Issuers, the General Partner and the Delaware Guarantors, (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a lien, under any other agreement filed as an exhibit to the Incorporated Documents (excluding the Credit Agreement and the ISDA Agreements), or (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law, New York law or any order, judgment, decree or injunction known to such counsel of any Delaware, New York or federal court to which any of the Calumet Parties or any of their properties is subject, which breach, violation, lien or default in the case of clauses (ii) or (iii), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under the Transaction Documents; provided, however, that counsel need not express any opinion with respect to any federal or state securities laws, blue sky laws, federal or state antifraud laws, rules and regulations.
(l)Except as described in the Time of Sale Information and the Offering Memorandum, no permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act, the DGCL, New York law or federal law is required for the issuance and sale of the Securities and the Guarantees, the execution, delivery and performance of each of the Transaction Documents by the Calumet Parties to which each is a party, compliance by the Calumet Parties with the terms thereof and the consummation of the transactions by the Calumet Parties contemplated by the Transaction Documents, except for such consents which (i) may be required under applicable federal or state securities or “blue sky” laws of any jurisdiction (and applicable rules and regulations under such laws) or the by-laws and rules of FINRA in connection with the purchase and resale of the Securities by the Initial Purchasers in the manner contemplated in this Agreement and in the Time of Sale Information and the Offering Memorandum, in each case as to which such counsel need not express any opinion, (ii) have been or, prior to the Closing Date, will be obtained or made, (iii) (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business, and (iv) if not obtained or made, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under the Transaction Documents.

(m)The descriptions in each of the Time of Sale Information and the Offering Memorandum under the caption “Description of Notes,” to the extent they constitute a summary of the terms of the Transaction Documents, and under the caption “Certain U.S. Federal Income Tax Considerations,” to the extent that they constitute summaries of matters of law or documents referred to therein, are accurate summaries in all material respects.
(n)The Incorporated Documents or any further amendment and supplement thereto, made by the Partnership prior to the Closing Date (other than the financial statements, notes or schedules thereto and the auditor’s reports thereon included in or incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum or other financial or accounting data included in or incorporated by reference into or omitted from the Preliminary Offering Memorandum or the Offering Memorandum, as to which such counsel need not express any opinion), when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

(o)None of the Issuers or Guarantors is, and, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described under “Use of Proceeds” in each of the Time of Sale Information and the Offering Memorandum, none of them will be, an “investment company” as defined in the Investment Company Act.

(p)To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Incorporated Documents or to be filed as exhibits to the Incorporated Documents that are not described or filed as required by the Exchange Act.

(q)Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in this Agreement and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information, the Offering Memorandum and the Indenture, to register the offer and sale of Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that such counsel need not express any opinion as to any subsequent resale of any Securities.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Calumet Parties and the independent public accountants of the Partnership and you and your representatives, at which conferences the contents of the Time of Sale Information and the Offering Memorandum and

related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for, or undertaking to determine independently, the accuracy, completeness or fairness of the statements contained in, the Time of Sale Information and the Offering Memorandum (except to the extent specified in paragraph (m) above), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
(A) the Time of Sale Information (other than the financial statements and notes or schedules thereto and the auditor’s reports thereon included in or incorporated by reference into the Time of Sale Information or other financial or accounting data contained in or incorporated by reference into or omitted from the Time of Sale Information, as to which such counsel need not express any opinion), as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(B) the Offering Memorandum (other than the financial statements and notes or schedules thereto and the auditor’s reports thereon included in or incorporated by reference into the Offering Memorandum or other financial or accounting data contained in or incorporated by reference into or omitted from the Offering Memorandum, as to which such counsel need not express any opinion), as of its issue date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
In rendering such opinion, such counsel may (A) rely without independent investigation or verification, with respect to matters of fact, upon representations of the Calumet Parties set forth in this Agreement, certificates of officers of the Calumet Parties and upon information obtained from public officials and from officers, employees and representatives of the Calumet Parties, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) assume that each certificate from governmental officials reviewed by them is accurate, complete and authentic, and all official public records are accurate and complete, (D) assume that all parties to this Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of this Agreement, (E) state that their opinion is limited to matters governed by federal laws of the United States of America (to the extent specifically referred to their opinion), the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of New York, in each case as currently in effect, and state that they express no opinion as to the law of any other jurisdiction, (F) with respect to the opinions expressed in paragraph (a) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Delaware Entities, state that such opinions are based upon the opinions of counsel provided pursuant to Sections 6(d), 6(e), 6(f) and 6(g) of this Agreement and upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Annex D to this Agreement (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you) and, with respect to certain States, upon verbal assurances provided by the Secretary of State of the States listed on Annex D to this Agreement to CT Corporation to that effect, (G) with respect to the opinions expressed in paragraph (c) and the second sentence of paragraphs (b) and (d) above, rely on reports prepared by CT Corporation (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you), purporting to describe all financing statements on file as of the dates specified therein in the office of the Secretary of State of the State of Delaware naming the General Partner, the Partnership, or the Operating Company, or one or more of them, as debtors, and state that such opinions are also subject to any financing statements that may be on file in connection with the Credit Agreement and the ISDA Agreements, (H) state that they express no opinion with respect to the accuracy of descriptions of real or personal property or any permits to own or operate any real or personal property, (I) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Calumet Parties may be subject, (J) with respect to the opinions expressed in paragraphs (f), (g) and (j) above as to the validity, binding effect or enforceability of the Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement, respectively, state that such counsel expresses no opinion as to the validity, binding effect or enforceability of any provision of the Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement, respectively, that requires the payment of additional interest at a rate which a court would determine under the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture, (K) with respect to the opinions expressed in paragraphs (f) and (h) above as to the validity, binding effect or enforceability of the Indenture and the Guarantees, respectively, state that such counsel expresses no opinion as to the validity or enforceability of provisions that limit the obligation of a guarantor based upon the potential unenforceability, invalidity or voidability of a guarantee under any applicable law, including without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws; (L) with respect to the opinions expressed in paragraphs (f), (g), (h), and (j) above as to the validity, binding effect or enforceability of the Indenture, the Securities, the Guarantees, the Collateral Documents and the Intercreditor Agreement, respectively, state that such counsel expresses no opinion as to the enforceability provisions of the Indenture, the Securities, the Guarantees, the Collateral Documents and the Intercreditor Agreement, respectively, with respect to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitation, or other non-waivable benefits bestowed by operation of law, (M) assume that, to the extent documents constitute agreements of parties other than the Calumet Parties, they are valid and binding obligations of such other parties, enforceable against such other parties in accordance with their terms, (N) with respect to the opinion expressed in paragraph (k), assume that no party to any of the agreements filed as exhibits to the Incorporated Documents will in the future take any discretionary action (including a decision not to act) permitted under any of such agreements that would result in a violation of any of the Organizational Documents governing the Issuers and the Delaware Guarantors or a violation of law or constitute a breach or violation of or default (or an event which, with notice or lapse of time or both, would constitute such a default) by such party under any other agreement to which such party is a party or by which it or its property is bound or under any court or administrative order, writ, judgment or decree that names such party or is directed to it or its property or the creation or imposition of any lien, charge or encumbrance upon any property or assets of any such party, (O) with respect to the opinion expressed in paragraph (k), assume that the law of any state (other than Delaware or New York) governing any agreements filed as exhibits to the Incorporated Documents is not materially different than Delaware or New York law with respect to the subject matter thereof, (P) state that such opinions are furnished to the Initial Purchasers in connection with the transactions contemplated by this Agreement and are solely for the benefit of the Initial Purchasers in connection with such transactions and may not be used or be relied upon by the Initial Purchasers for any other purpose and may not be used or relied upon for any purpose by any other person or entity or furnished to anyone else or relied upon for any other purpose without such counsel’s prior written consent, (Q) state that such opinions are not to be quoted or reproduced in whole or in part or otherwise referred to in any manner, nor are they to be filed with any governmental agency or delivered to any other person, without such counsel’s prior written consent, provided such opinions may be used, reproduced and otherwise distributed in connection with litigation or disputes involving the Initial Purchasers and relating to the issuance and sale of the Securities, and (R) state that the such opinions are given as of the Closing Date, and that such counsel does not undertake any (and disclaims any) obligation to update such opinions or advise the Initial Purchasers of any events occurring subsequent to the Closing Date that might affect any of the matters covered by any of such opinions.

V&E Opinion related to the Collateral
1.The Security Agreement constitutes the valid and binding obligation of the Opinion Parties enforceable against each Opinion Party in accordance with its terms under the laws of the State of New York.
2.The provisions of the Security Agreement are effective to create in favor of the Collateral Agent to secure the Parity Lien Obligations (as defined therein), a valid security interest in all of each Opinion Party’s right, title and interest in and to that portion of the Collateral (as defined therein) in which a security interest may be created under Article 9 of the NY UCC (the “Article 9 Collateral”).
3.To the extent that the filing of a financing statement can be effective to perfect a security interest in the each Delaware Opinion Party’s Article 9 Collateral under the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC”), the security interest in favor of the Collateral Agent in that portion of such Delaware Opinion Party’s Article 9 Collateral described in the applicable UCC Financing Statement will be perfected upon the proper filing of such UCC Financing Statement in office of the Secretary of State of the State of Delaware. For purposes of the opinion set forth in this paragraph 3, such counsel has based such opinion solely on their review of the generally available compilations of Article 9 of the Delaware UCC as in effect on the date hereof and such counsel has not reviewed any other laws of the State of Delaware or retained or relied on any opinion or advice of Delaware counsel.

In rendering such opinion, such counsel may, without independent investigation or verification:
A.Rely, with respect to matters of fact, upon statements of public officials and officers or other representatives of the Opinion Parties and on the representations and warranties relating to factual matters set forth in the Transaction Documents.

B.Assume the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to such counsel as originals, and the conformity to authentic original documents of all documents submitted to such counsel as copies.

C.Except to the extent set forth in our opinion in paragraph (a) above, assume that each party to the Transaction Documents (each such party, a “Transaction Party”) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

D.Except to the extent set forth in our opinion in paragraph (e) above, assume that each Transaction Party has full power and authority (corporate, partnership, limited liability company or otherwise) to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.

E.Except to the extent set forth in our opinion in paragraph (j) above, assume that each Transaction Document has been duly executed and delivered by each Transaction Party that is a party thereto.

F.Except to the extent set forth in our opinion in paragraph (j) above, assume that the execution, delivery and performance by each Transaction Party of the Transaction Documents to which it is a party have been duly authorized by all necessary entity action (corporate, partnership, limited liability company or otherwise) and, except to the extent set forth in our opinion in paragraph (k) above, do not contravene the constituent documents of such Transaction Party.

G.Except to the extent set forth in our opinion in paragraph (k) above, assume that the execution, delivery and performance by each Transaction Party of the Transaction Documents to which it is a party do not conflict with or result in the breach of any document or instrument binding on it.

H.Except to the extent set forth in our opinion in paragraph (k) above, assume that the execution, delivery and performance by each Transaction Party of the Transaction Documents to which it is a party do not contravene any provision of any law, rule, regulation, order, validation, writ, judgment, injunction, decree, determination or award applicable to any of them.

I.Except to the extent set forth in our opinion in paragraph (l) above, assume that no authorization, approval, consent, order, validation, license, franchise, permit or other action by, and no notice to or filing, recording or registration with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by each Transaction Party of the Transaction Documents to which it is a party that has not been duly obtained or made and that is not in full force and effect.

J.Assume that the Transaction Documents constitute the valid, binding and enforceable obligations of each party thereto (other than the Opinion Parties).

K.Assume that the laws of any jurisdiction other than the laws that are the subject of this opinion letter do not affect the terms of the Transaction Documents or the opinions rendered herein.

L.With respect to the opinions set forth in paragraphs 2 and 3 above, assume that each Opinion Party has, or has the power to transfer, rights in the properties in which it is purporting to grant a security interest sufficient for attachment of such security interest within the meaning of Section 9-203 of the NY UCC and Section 9-203 of the Delaware UCC.

M.With respect to the opinions set forth in paragraphs 2 and 3 above, assume that the Collateral Agent has acquired its interests in the Article 9 Collateral for value within the meaning of Section 9-203 of the NY UCC and Section 9-203 of the Delaware UCC.

N.With respect to the opinions set forth in paragraphs 2 and 3 above, assume that the descriptions of collateral contained in, or attached as schedules to, the Security Agreement and the UCC Financing Statements sufficiently describe (for the purposes of the attachment and perfection of security interests) the collateral intended to be covered thereby; provided, that, the foregoing assumption shall not apply to (i) collateral identified by a type of collateral defined in Article 9 of the NY UCC (except for any commercial tort claim or cooperative interest) and (ii) with respect to the UCC Financing Statements, collateral described as all assets or all personal property.

O.With respect to the opinion set forth in paragraph 3 above, assume that (i) Calumet Specialty Products Partners, L.P. is the correct legal name of the Partnership, Calumet Finance Corp. is the correct legal of Calumet Finance and the correct legal name of each Delaware Opinion Party is as set forth on Schedule II and (ii) the Partnership is solely organized under the laws of the State of Delaware, Calumet Finance is solely organized under the laws of the State of Delaware and each Delaware Opinion Party is solely organized under the laws of the State of Delaware.

In addition, in rendering such opinion, such counsel may state that:
(a)The enforceability of the Security Agreement and the provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect relating to or affecting enforcement of creditors’ rights generally and by general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether such enforcement is considered in a proceeding in equity or at law.

(b)With respect to the opinions set forth in paragraph 1 above, such counsel expresses no opinion with respect to the validity, legally binding effect or enforceability of the following to the extent that they are contained in the Security Agreement: (i) provisions purporting to release, exculpate, hold harmless, or exempt any person or entity from, or to require indemnification or contribution of or by any person or entity for, liability for any matter to the extent that the same are inconsistent with applicable law (including case law) or with public policy; (ii) provisions purporting to waive, subordinate or not give effect to rights to notice, demands, legal defenses or other rights or benefits that cannot be waived, subordinated or rendered ineffective under applicable law; (iii) provisions purporting to provide remedies inconsistent with applicable law; (iv) provisions purporting to render void and of no effect any transfers of any Opinion Party’s rights in any collateral in violation of the terms of the Security Agreement; (v) other than with respect to the opinions set forth in paragraphs 2 and 3 above, provisions relating to the creation, attachment, perfection or enforceability of any security interest; (vi) provisions relating to powers of attorney, severability or set-offs; (vii) provisions stating that a guarantee will not be affected by a modification of the obligation guaranteed in cases in which that modification materially changes the nature or amount of such obligation; (viii) provisions that limit the obligation of a guarantor, co-borrower or co-obligor (or provide for any rights of contribution as against another guarantor, co-borrower or co-obligor or any other party) based upon the potential unenforceability, invalidity, or voidability of a guarantee or joint obligation under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws; (ix) provisions restricting access to courts or purporting to affect the jurisdiction or venue of courts (other than the state courts of the State of New York); (x) provisions setting out methods for service of process; (xi) provisions purporting to exclude all conflicts-of-law rules; (xii) provisions relating to arbitration or mediation of disputes; (xiii) provisions pursuant to which a party agrees that a judgment rendered by a court or other tribunal in one jurisdiction may be enforced in any other jurisdiction; (xiv) provisions providing that decisions by a party are conclusive or may be made in its sole discretion; or (xv) provisions providing for voting of claims in bankruptcy. Such opinions are based solely on such counsel’s reading of the Security Agreement. Such counsel notes that enforceability of the Security Agreement may be affected by the parties’ course of dealing, or by waivers, modifications or amendments (whether made in writing, orally, or by course of conduct), and such counsel expresses no opinion on the effect of the foregoing on the enforceability of the Security Agreement.

(c)Certain of the remedial provisions with respect to the Article 9 Collateral (including waivers with respect to the exercise of remedies against the collateral) contained in the Security Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Security Agreement, taken as a whole, and the Security Agreement, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits intended to be provided thereby (it being understood that such counsel expresses no opinion as to the adequacy of such provisions to the extent it is necessary to seek execution or enforcement of rights or remedies under the laws of any jurisdiction outside the State of New York). Additionally, such counsel notes that the remedies under the Security Agreement to sell or offer for sale the Article 9 Collateral are subject to compliance with applicable state and federal securities laws.

(d)Insofar as the opinion set forth in paragraph 1 above relates to the enforceability under New York law of the provisions of the Security Agreement choosing New York law as the governing law thereof, such opinion is rendered solely in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney’s Sess. Law of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law §§5-1401 (McKinney 1989)) (the “Act”) and is subject to the qualifications that such enforceability (i) as specified in the Act, does not apply to the extent provided to the contrary in subsection (c) of Section 1-301 of the NY UCC, (ii) may be limited by public policy considerations of any jurisdiction in which enforcement of such provisions is sought, and (iii) is subject to any U.S. Constitutional requirement under the Full Faith and Credit Clause or the Due Process Clause thereof or the exercise of any applicable judicial discretion in favor of another jurisdiction.

(e)In the case of property which becomes Article 9 Collateral after the date hereof, the opinion in paragraph 2 above, as to the creation and validity of the security interests therein described, is subject to the effect of Section 552 of the Federal Bankruptcy Code, which limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to such security interest arising from a security agreement entered into by the debtor before the commencement of such case.

(f)Such counsel expresses no opinion as to Article 9 Collateral that is subject to a state statute or a statute, regulation or treaty of the United States referred to in Section 9-311(a) of the NY UCC or Section 9-311(a) of the Delaware UCC.

(g)With respect to the opinions set forth in paragraphs 2 and 3 above, such counsel expresses no opinion as to Article 9 Collateral consisting of commercial tort claims.

(h)With respect to the opinion in paragraph 3 above, such counsel expresses no opinion as to the perfection of a security interest in any items of collateral that are or are to become fixtures, as-extracted collateral or timber to be cut.

(i)Other than the filing of the UCC Financing Statements in the filing offices set forth in the opinion in paragraph 3 above, such counsel expresses no opinion as to any other actions (including any filings or registrations) that may be necessary under any applicable law in connection with perfection of a security interest in Article 9 Collateral consisting of patents, trademarks, copyrights or other intellectual property rights.

(j)With respect to the opinions set forth in paragraphs 2 and 3 above, such counsel expresses no opinion as to the priority of any security interest.

(k)Such counsel expresses no opinion herein regarding the enforceability of any provision in the Security Agreement that purports to prohibit, restrict or condition the assignment of each Opinion Party’s rights or obligations under the Security Agreement to the extent that such restriction on assignability is rendered ineffective by Sections 9-406 through 9-409 of the NY UCC.

(l)In rendering the opinions above related to security interests in Article 9 Collateral, security interests may not attach or become enforceable or be perfected as to Article 9 Collateral that is not assignable pursuant to a rule of law, statute or regulation, or is not assignable by its terms, or is assignable only with the consent of another person or entity which has not been obtained, except to the extent such restrictions are rendered ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC or other applicable law. In addition in rendering such opinions, such counsel may state that even though the NY UCC renders certain anti-assignment provisions ineffective for purposes of creation, attachment or perfection of a security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC, nonetheless, in certain cases, the grantee of such security interest may have limited rights to enforce its security interest in collateral against an account debtor, the holder of a promissory note, or other Person named in the foregoing Sections, who did not consent to the transfer.

(m)With respect to the opinions set forth in paragraphs 2 and 3 above, the attachment and perfection of the Collateral Agent’s security interest in proceeds is limited to the extent set forth in Section 9-315 of the NY UCC or Section 9-315 of the Delaware UCC.

(n)Such counsel expresses no opinion as to any actions that may be required to be taken periodically under the NY UCC, the Delaware UCC or under any other applicable law in order for the effectiveness of the UCC Financing Statements or perfection of any security interest to be maintained.

(o)Such counsel expresses no opinion as to the laws of any jurisdiction other than: (i) Applicable Laws (as defined below); and (ii) with respect to the opinion set forth in paragraph 3 above, the Delaware UCC. “Applicable Laws” means those laws of the State of New York and the United States of America and the rules and regulations adopted thereunder that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Security Agreement. Furthermore, the term “Applicable Laws” does not include, and such counsel expresses no opinion with regard to (a) any state or federal laws, rules or regulations relating to: (i) pollution or protection of the environment; (ii) zoning, land use, building or construction; (iii) occupational, safety and health or other similar matters; (iv) labor and employee rights and benefits, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended; (v) the regulation of energy or utilities; (vi) antitrust and trade regulation; (vii) tax; (viii) securities, including without limitation, the Investment Company Act of 1940, as amended; (ix) corrupt practices, including, without limitation, the Foreign Corrupt Practices Act of 1977; (x) copyrights, patents and trademarks; (xi) communication, telecommunication or similar matters; and (xii) the USA Patriot Act of 2001 and the rules, regulations and policies promulgated thereunder, or any foreign assets control regulations of the United States Treasury Department or any enabling legislation or orders relating thereto; and (b) any laws, rules or regulations of any county, municipality or similar political subdivision or any agency or instrumentality thereof.

(p)Each of the Other Opinion Parties is organized under the laws of the jurisdiction set forth opposite such Other Opinion Party’s name in the table on Schedule II, and that such counsel expresses no opinion as to the laws of any such jurisdiction or as to the perfection of the liens and the security interested granted by the Other Opinion Parties under the provisions of the Security Agreement.

(q)Such opinion has been prepared in accordance with the customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind.

(r)Such opinions are given as of the Closing Date, and that such counsel does not undertake any (and disclaims any) obligation to update such opinions or advise the Initial Purchasers of any events occurring subsequent to the Closing Date that might affect any of the matters covered by any of such opinions.

(s)Such opinion letter is given solely for the benefit of the Initial Purchasers in connection with the transactions contemplated by the Security Agreement and may not be furnished to, or relied upon by, any other person or for any other purpose without such counsel’s prior written consent.

Annex F

Opinion of Barnes & Thornburg LLP

(a)Calumet has been duly formed and is validly existing as a limited partnership under the Indiana LP Act, with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Time of Sale Information and the Offering Memorandum. Calumet is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Annex D to this Agreement.

(b)Each of the Shreveport Subsidiaries has been duly formed and is validly existing as a limited liability company under the Indiana LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Time of Sale Information and the Offering Memorandum. Each of the Shreveport Subsidiaries is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Annex D to this Agreement.

(c)The OLP GP is the sole general partner of Calumet and owns of record a 10% general partner interest in Calumet; and such general partner interest has been duly authorized and validly issued in accordance with the Calumet Agreement.

(d)The Operating Company is the sole limited partner of Calumet and owns of record a 90% limited partner interest in Calumet; and such limited partner interest has been duly authorized and validly issued in accordance with the Calumet Agreement and is fully paid (to the extent required under the Calumet Agreement) and nonassessable (except as such nonassessability may be affected by IC 23-16-6-2 and IC 23-16-7-8 of the Indiana LP Act).

(e)Calumet owns of record a 100% membership interest in each of the Shreveport Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of Shreveport Lubes and Shreveport Fuels (as the same may be amended or restated at or prior to the Closing Date, the “Shreveport Subsidiary Agreements”) and are fully paid (to the extent required under the Shreveport Subsidiary Agreements) and nonassessable (except as such nonassessability may be affected by IC 23-18-5-1(c) and IC 23-18-5-7 of the Indiana LLC Act); and Calumet owns of record such membership interests free and clear of all liens, encumbrances (except for restrictions on transferability as described in the Time of Sale Information and the Offering Memorandum or otherwise contained in the Shreveport Subsidiary Agreements), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Indiana LLC Act and those arising under the Credit Agreement and the ISDA Agreements.

(f)Calumet owns of record a 100% membership interest in Calumet Penreco; and Calumet owns of record such membership interest free and clear of all liens, encumbrances (except for restrictions on transferability as described in the Time of Sale Information and the Offering Memorandum or otherwise contained in the limited liability company agreement of Calumet Penreco (as the same may be amended or restated at or prior to the Closing Date)), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and other than those arising under the Credit Agreement and the ISDA Agreements.

(g)Calumet owns of record 100% of the capital stock of Reseller; and Calumet owns of record such capital stock free and clear of all liens, encumbrances (except for restrictions on transferability as described in the

Time of Sale Information and the Offering Memorandum or otherwise contained in the certificate of incorporation or bylaws of Reseller (as the same may be amended or restated at or prior to the Closing Date)), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL and those arising in connection with the Credit Agreement and the ISDA Agreements.

(h)Calumet owns of record a 100% membership interest in Calumet Superior; and Calumet owns of record such membership interest free and clear of all liens, encumbrances (except for restrictions on transferability as described in the Time of Sale Information and the Offering Memorandum or otherwise contained in the limited liability company agreement of Calumet Superior (as the same may be amended or restated at or prior to the Closing Date)), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Indiana naming Calumet as debtor is on file in the office of the Secretary of State of the State of Indiana or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and other than those arising under the Credit Agreement and the ISDA Agreements.

(i)The Partnership has been duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the State of Indiana. Each of the General Partner and the Operating Company has been duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of the State of Indiana.

(j)None of the execution, delivery and performance by the Calumet Parties of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the Guarantees and compliance by the Calumet Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents (i) constitutes or will constitute a violation of the organizational documents of any of Calumet or the Shreveport Subsidiaries (collectively, the “Indiana Guarantors”), (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in a lien, under any mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Indiana Guarantors or their properties may be bound (other than any agreement filed as an exhibit to the Incorporated Documents, including but not limited to the Credit Agreement or any ISDA Agreement), or (iii) results or will result in any violation of the Indiana LP Act, the Indiana LLC Act or the laws of the State of Indiana, or any order, judgment, decree or injunction known to such counsel of any Indiana court or governmental agency or body to which any of the Indiana Guarantors or any of their properties is subject, which breach, violation, lien or default in the case of clause (ii) or (iii) would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under the Transaction Documents.

(k)No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the State of Indiana having jurisdiction over the Calumet Parties or any of their respective properties or assets is required for execution, delivery and performance by the Calumet Parties of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the Guarantees and compliance by the Calumet Parties with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents which (A) may be required under applicable federal or state securities or “Blue Sky” laws of any jurisdiction (and applicable rules and regulations under such laws) or the by-laws and rules of FINRA in connection with the purchase and resale of the Securities to the Initial Purchasers in the manner contemplated in this Agreement and in the Time of Sale Information and the Offering Memorandum, in each case as to which such counsel need not express any opinion, (B) have been or, prior to the Closing Date, will be obtained or made, (C) (i) are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business, (D) if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Calumet Parties to perform their obligations under the Transaction Documents or (E) as disclosed in the Time of Sale Information and the Offering Memorandum.

(l)Each of the Indiana Guarantors has all necessary limited partnership or limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby has been duly and validly taken by each of the Indiana Guarantors.

(m)The Indenture has been duly authorized, executed and delivered by each of the Indiana Guarantors.

(n)The Guarantees have been duly authorized by each of the Indiana Guarantors.

(o)This Agreement has been duly authorized, executed and delivered by each of the Indiana Guarantors.

(p)Each Collateral Document delivered as of the date hereof to which an Indiana Guarantor is a signatory has been duly authorized, executed and delivered by the respective Indiana Guarantor.

(q)The Intercreditor Agreement has been duly authorized, executed and delivered by each of the Indiana Guarantors.

(r)Each Uniform Commercial Code Form UCC-1s naming the relevant Indiana Guarantor as debtor and the Collateral Trustee as secured party, in each case attached hereto as Annex II (“Filing Statements”) is in appropriate form for filing with the Secretary of State of the State of Indiana. Upon filing the Filing Statement in the office of the Secretary of State of the State of Indiana, the Collateral Trustee will have a perfected security interest in that portion of the Collateral in which a security interest can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect on the date hereof in the State of Indiana (the “Indiana UCC”).

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Calumet Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, and all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to the laws of the State of Indiana, excepting therefrom municipal and local ordinances and regulations, (D) state that they express no opinion with respect to (i) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Calumet Parties may be subject, (ii) title to any real or personal property, (iii) the accuracy of descriptions or references to real or personal property or (iv) permits to own or operate any real or personal property, and (E) with respect to the opinion in paragraphs (a) and (b) and (k) rely upon certificates of foreign qualification provided by the Secretary of State of Indiana (each of which shall be dated as of the date not more than fourteen days prior to the Closing Date and provided to you).
In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Initial Purchasers and their counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

Annex G

Opinion of Norton Rose Fulbright US LLP

In connection with this opinion, we have examined and relied on the originals, or copies, certified or otherwise identified to our satisfaction, of executed copies of each of:
(a)the Purchase Agreement;

(b)the Intercreditor Agreement;

(c)the Collateral Documents;

(d)the Indenture;

(e)the Second Amended and Restated Credit Agreement dated as of July 14, 2014, among the Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”) and certain of its subsidiaries, as borrowers, and certain of its other subsidiaries as guarantors, Bank of America, N.A., as agent, and the lenders party thereto, as amended by (i) that certain First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”) dated as of December 4, 2015, and (ii) that certain Second Amendment to Second Amended and Restated Credit Agreement (the “Second Amendment”) dated as of the Closing Date (such Second Amended and Restated Credit Agreement, as amended by the First Amendment and the Second Amendment, the “Credit Agreement”);

(f)(i) the Amended and Restated ISDA Master Agreement dated as of January 3, 2008, between Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet”) and J. Aron & Company, and (ii) the related (A) Amended and Restated Schedule dated as of April 21, 2011, (B) Lien Annex, dated as of April 21, 2011, and amended by that certain Amendment No. 1 to Lien Annex, effective as of April 21, 2011, that certain amendment dated as of September 30, 2011, and that certain Amendment No. 2 to Lien Annex, dated as of January 1, 2013, and (C) Amended and Restated Credit Support Annex, dated as of July 1, 2013 (collectively, the “J. Aron ISDA Agreement”);

(g)the ISDA Master Agreement dated as of December 21, 2000, between Calumet and Koch Supply & Trading, LP, as amended on April 18, 2006, September 3, 2009, April 21, 2011, May 13, 2011, September 21, 2011, and April 9, 2013, and the related Schedule and Credit Support Annex thereto (collectively, the “Koch ISDA Agreement”);

(h)the ISDA Master Agreement dated as of April 24, 2006, between Calumet and Bank of America, N.A., as amended on February 26, 2014, and the related Schedule thereto (collectively, the “BoA ISDA Agreement”);
(i)the ISDA Master Agreement dated as of May 10, 2013, between Calumet and Merrill Lynch Commodities, Inc., including the related Schedule and Credit Support Annex thereto (collectively, the “Merrill ISDA Agreement”);

(j)the ISDA Master Agreement dated as of October 3, 2011, between Calumet and Barclays Bank PLC and the related Schedule thereto (collectively, the “Barclays ISDA Agreement”);

(k)the ISDA Master Agreement dated as of June 1, 2012, between Calumet and Macquarie Bank Limited, including the related Schedule and Credit Support Annex thereto (collectively, the “Macquarie ISDA Agreement”);

(l)the ISDA Master Agreement, dated as of November 9, 2012, between Calumet Superior and BP Energy Company, including the related Schedule and Credit Support Annex thereto (collectively, the “BP Energy ISDA Agreement”);

(m)the ISDA Master Agreement dated as of May 31, 2012, between Calumet and J.P. Morgan Ventures Energy Corporation, as amended on July 29, 2013, including the related Schedule and Credit Support Annex thereto (collectively, the “JP Morgan ISDA Agreement”);

(n)the ISDA Master Agreement dated as of August 16, 2013, between Calumet and Natixis, including the related Schedule and Credit Support Annex thereto (collectively, the “Natixis ISDA Agreement” together with the J. Aron ISDA Agreement, the Koch ISDA Agreement, the BoA ISDA Agreement, the Merrill ISDA Agreement, the Barclays ISDA Agreement, the Macquarie ISDA Agreement, the BP Energy ISDA Agreement and the JP Morgan ISDA Agreement, the “ISDA Agreements”); and

(o)the Amended and Restated Crude Oil Purchase Agreement effective as of April 1, 2012, between BP Products North America Inc. and Calumet Superior (the “Forward Purchase Agreement”).

The documents referred to in clauses (a) through (o) are hereinafter referred to, collectively, as the “Opinion Documents”. In addition, we have examined and relied upon the accuracy of original, certified, conformed, photographic, scanned or telecopied copies of such records, agreements, certificates and other documents of each Calumet Party, certificates of officers of each Calumet Party and copies certified or otherwise identified to our satisfaction of corporate documents and records of the Calumet Parties and of other papers, and have made such other investigations, as we have deemed necessary or appropriate for purposes of the following opinion, provided we have made no effort to verify independently the facts set forth in such certificates, documents, records and other papers. We express no opinion as to any documents or agreements other than the Opinion Documents.
In giving our opinion set forth herein we have assumed (a) the legal capacity of all natural persons, (b) the genuineness of all signatures of the persons signing each of the Opinion Documents on behalf of the parties thereto, (c) the validity, binding effect and enforceability of each of the Opinion Documents against each of the parties thereto, (d) the authenticity of all documents submitted to us as originals and the conformity to original authentic documents of all documents submitted to us as copies and as to the certificates and telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and accurate, and (e) that each party to the Opinion Documents (1) is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, (2) has full power, authority and legal right to execute, deliver and perform its obligations under the Opinion Documents to which it is a party, (3) has duly authorized by all requisite action its execution, delivery, and performance thereof, and (4) has duly executed and delivered such documents by its duly authorized officer, general partner, member or manager, as applicable. As to questions of fact material to such opinion we have, to the extent we deemed appropriate, relied upon factual representations of the Calumet Parties contained in the Opinion Documents and we have made no independent investigation or inquiry with respect to such factual matters.
Based upon the foregoing matters and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that none of the issuance and sale of the Securities by the Issuers being delivered pursuant to the Purchase Agreement on the date hereof, the execution, delivery and performance of each of the Opinion Documents by each Calumet Party party thereto, compliance by the Calumet Parties with the terms thereof and the consummation of the transactions contemplated by the Opinion Documents constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under the Credit Agreement, the Forward Purchase Agreement or the ISDA Agreements.
The foregoing opinion is expressly limited to matters under and governed by the internal laws of the State of New York and applicable federal laws of the United States of America.
This opinion is furnished as of its date at the request and direction of the Calumet Parties and may be relied upon solely by the addressees hereof as representatives of the several initial purchasers and may not be relied upon by any other person or entity or by any person or entity in any other context without our express written consent.
The opinion expressed herein is as of the date hereof and we make no undertaking to amend or supplement such opinion as facts and circumstances come to our attention (including, without limitation, amendments to any of the Opinion Documents or any other document executed in connection therewith) or changes in the law occur which could affect such opinion.

Annex H

Opinion of Gregory J. Morical

(a)To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against any of the Calumet Parties or to which any of the Calumet Parties is a party or to which any of their respective properties is subject that are required to be described in the Incorporated Documents but are not so described as required. For purposes of the foregoing opinion, the phrase “to the knowledge of such counsel” refers only to the actual knowledge of such counsel.

In rendering such opinion, such counsel may (A) rely without independent investigation or verification, with respect to matters of fact, upon representations of the Calumet Parties set forth in this Agreement, certificates of officers of the Calumet Parties and upon information obtained from public officials and from officers, employees and representatives of the Calumet Parties, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (C) assume that each certificate from governmental officials reviewed by such counsel is accurate, complete and authentic, and all official public records are accurate and complete, (D) state that such counsel’s opinion is limited to matters governed by federal laws of the United States of America (to the extent specifically referred to their opinion) and the laws of the State of Indiana, in each case as currently in effect, and state that such counsel expresses no opinion as to the law of any other jurisdiction, (E) state that such opinions are furnished to the Initial Purchasers in connection with the transactions contemplated by this Agreement and are solely for the benefit of the Initial Purchasers in connection with such transactions and may not be used or be relied upon by the Initial Purchasers for any other purpose and may not be used or relied upon for any purpose by any other person or entity or furnished to anyone else or relied upon for any other purpose without such counsel’s prior written consent, (F) state that such opinions are not to be quoted or reproduced in whole or in part or otherwise referred to in any manner, nor are they to be filed with any governmental agency or delivered to any other person, without such counsel’s prior written consent, provided such opinions may be used, reproduced and otherwise distributed in connection with litigation or disputes involving the Initial Purchasers and relating to the issuance and sale of the Securities, and (G) state that the such opinions are given as of the Closing Date, and that such counsel does not undertake any (and disclaims any) obligation to update such opinions or advise the Initial Purchasers of any events occurring subsequent to the Closing Date that might affect any of the matters covered by any of such opinions.

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